UNDERWRITING AGREEMENT

September 23, 2020

Contact Gold Corp.

Suite 1050, 400 Burrard Street

Vancouver, BC V6C 3A6

Canada

Attention: Mr. Matthew Lennox-King

 President and Chief Executive Officer, Director

Dear Sirs/Mesdames:

Cormark Securities Inc. and its U.S. affiliate Cormark Securities (USA) Limited (together, the "Underwriter") hereby offers to purchase from Contact Gold Corp. (the "Corporation") and the Corporation hereby agrees to issue and sell to the Underwriter, upon and subject to the terms hereof, an aggregate of 67,500,000 units (the "Initial Units") on an underwritten basis at a price of $0.20 per Initial Unit (the "Offering Price") for an aggregate purchase price of $0.20. Each Initial Unit will consist of one share of common stock, par value US$0.001 per share, of the Corporation (the "Initial Unit Shares") and one half of one common stock purchase warrant (each whole common stock purchase warrant, an "Initial Unit Warrant"). Each Initial Unit Warrant will entitle the holder thereof to acquire, subject to adjustment in certain circumstances, one share of common stock, par value US$0.001 per share (an "Initial Warrant Share") at an exercise price of $0.27, on or before 4:30 p.m. (Vancouver time) on the date that is 24 months from the Closing Date (as defined herein).

Upon and subject to the terms and conditions contained herein, the Corporation hereby grants to the Underwriter an option (the "Over-Allotment Option") to purchase up to an additional 10,125,000 units (the "Additional Units") at a price of $0.20 per Additional Unit for the purposes of covering over-allotments and for market stabilization purposes. The Over-Allotment Option may be exercised in accordance with Section 17 hereof. Each Additional Unit will consist of one share of common stock, par value US$0.001 per share, of the Corporation (the "Additional Shares") and one half of one common stock purchase warrant (each whole common stock purchase warrant, an "Additional Warrant"). Each Additional Warrant will entitle the holder thereof to acquire, subject to adjustment in certain circumstances, one share of common stock, par value US$0.001 per share (an "Additional Warrant Share") at an exercise price of $0.27, on or before 4:30 p.m. (Vancouver time) on the date that is 24 months from the Closing Date. The Over-Allotment Option may be exercised by the Underwriter (i) to acquire Additional Units at the Offering Price, and/or (ii) to acquire Additional Shares at a price of $0.195 per Additional Share and/or (iii) to acquire Additional Warrants at a price of $0.01 per Additional Warrant (or $0.005 per one half of one Additional Warrant), so long as the aggregate number of Additional Shares and Additional Warrants which may be issued pursuant to the Over-Allotment Option does not exceed 10,125,000 Additional Shares and 5,062,500 Additional Warrants.

The Initial Units and the Additional Units are collectively referred to herein as the "Offered Units". The Initial Unit Shares and the Additional Shares are collectively referred to herein as the "Unit Shares". The Initial Unit Warrants and the Additional Warrants are collectively referred to herein as the "Unit Warrants". The Initial Warrant Shares and the Additional Warrant Shares are collectively referred to herein as the "Warrant Shares". The Offered Units, the Unit Shares, the Unit Warrants and the Warrant Shares are collectively referred to herein as the "Offered Securities".

The undersigned understand that the Corporation has prepared and filed with each of the Canadian Securities Commissions (as defined below) a preliminary short form base shelf prospectus dated September 28, 2018 (together with the Documents Incorporated by Reference (as defined below) therein, the "Canadian Preliminary Base Shelf Prospectus") and a final short form base shelf prospectus dated October 24, 2018 (together with the Documents Incorporated by Reference therein and any supplements or amendments thereto, the "Canadian Final Base Shelf Prospectus") in respect of up to $30,000,000 aggregate initial offering price of common shares, debt securities, subscription receipts, warrants and units of the Corporation, omitting the Shelf Information (as defined below) in accordance with National Instrument 44-101 - Short Form Prospectus Distributions ("NI 44-101") and National instrument 44-102 - Shelf Distributions ("NI 44-102", and, together with NI 44-101, the "Shelf Procedures") and that the Corporation has received a Dual Prospectus Receipt (as defined below) from the Commission, as principal regulator, representing the deemed receipt of each of the securities commissions or regulatory authorities (the "Canadian Securities Commissions") in each of the provinces and territories of Canada, except Québec (the "Qualifying Jurisdictions") pursuant to Multilateral Instrument 11-102 - Passport System and National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions (collectively, the "Passport System") for the Canadian Preliminary Base Shelf Prospectus on September 28, 2018 and for the Canadian Final Base Shelf Prospectus on October 24, 2018. The Corporation has also prepared and filed a preliminary prospectus supplement dated August 6, 2020 and amended and restated preliminary prospectus supplements dated August 10, 2020, August 31, 2020 and September 22, 2020, relating to the Offering (as defined below), which excluded certain pricing information, with the Canadian Securities Commissions, in accordance with the Shelf Procedures (collectively, including the Documents Incorporated by Reference therein, the "Canadian Preliminary Prospectus Supplement").

The Corporation shall, as soon as possible after the execution of this Agreement and on a basis acceptable to the Underwriter, acting reasonably, prepare and file, in accordance with the Shelf Procedures, with each of the Canadian Securities Commissions a final prospectus supplement setting forth the Shelf Information (including any Documents Incorporated by Reference therein and any supplements or amendments thereto, the "Canadian Prospectus Supplement"). The information, if any, included in the Canadian Prospectus Supplement that is omitted from the Canadian Final Base Shelf Prospectus for which a Dual Prospectus Receipt has been obtained from the Canadian Securities Commissions, but that is deemed under the Shelf Procedures to be incorporated by reference into the Canadian Final Base Shelf Prospectus as of the date of the Canadian Prospectus Supplement, is referred to herein as the "Shelf Information". The Canadian Preliminary Prospectus Supplement, together with the Canadian Final Base Shelf Prospectus, is hereinafter called the "Canadian Preliminary Prospectus". The term "Canadian Prospectus" shall refer to the Canadian Final Base Shelf Prospectus, as supplemented by the Canadian Prospectus Supplement. Any amendment to the Canadian Prospectus, and any amended or supplemented prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Corporation under the Canadian Securities Laws at any time on or prior to the end of the period from the date hereof through and including the Closing Date (as defined below), where such material is deemed to be incorporated by reference into any such document, is referred to herein collectively as the "Supplementary Material". Any reference herein to any "amendment" or "supplement" to the Preliminary Offering Circular (as defined herein), the Final Offering Circular (as defined herein), the Canadian Final Base Shelf Prospectus, the Canadian Preliminary Prospectus or the Canadian Prospectus shall be deemed to refer to and include (i) the filing of any document with the Canadian Securities Commissions or the SEC after the date of any such document, as the case may be, which is incorporated therein by reference or is otherwise deemed to be a part thereof or included therein by the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or the Canadian Securities Laws and (ii) any such document so filed.

The Corporation has filed with the Securities and Exchange Commission (the "SEC") an offering statement on Form 1-A, as amended (No. 024-11290) (collectively, with the various parts of such offering statement, each as amended as of the Qualification Date for such part, including any offering circular and all exhibits to such offering statement, the "Offering Statement") relating to the Qualified Securities pursuant to Regulation A under the U.S. Securities Act, and the other applicable rules and regulations thereunder (including Regulation A, the "U.S. Securities Act Regulations").  The Corporation shall use its best efforts, as soon as possible after the execution of this Agreement and on a basis acceptable to the Underwriter, acting reasonably, to have the offering statement qualified under the U.S. Securities Act by the SEC.

The Corporation and the Underwriter agree that (i) any offers or sales of the Offered Units, Additional Shares or Additional Warrants in Canada will be conducted through the Underwriter, or one or more affiliates of the Underwriter, duly registered in compliance with applicable Canadian Securities Laws; and (ii) any offers or sales of the Offered Units, Additional Shares or Additional Warrants in the United States will be conducted through the Underwriter, or one or more affiliates of the Underwriter, duly registered as a broker-dealer in compliance with applicable U.S. Securities Laws and the requirements of the Financial Industry Regulatory Authority, Inc. ("FINRA").

In consideration of the agreement on the part of the Underwriter to purchase the Offered Units and in consideration of the services rendered and to be rendered by the Underwriter hereunder, the Corporation agrees to pay to the Underwriter, at the Closing Time (as hereinafter defined) and at the Option Closing Time (as hereinafter defined), if any, a cash fee equal to 6.0% of the aggregate gross proceeds of the Offering on all orders excluding President's List Orders (as defined herein) (the "Full Fee") and 3.0% of the aggregate gross proceeds of the Offering on all President's List Orders (the "President's List Fee" and, collectively with the Full Fee, the "Underwriting Fee"). The Corporation shall also issue to the Underwriter that number of broker warrants (the "Broker Warrants") equal to (i) 6.0% of the aggregate number of Offered Units sold (including, for greater certainty, Additional Units sold and, in the event that the Over-Allotment Option is exercised solely for Additional Shares, 6.0% of the Additional Shares sold), excluding Offered Units, Additional Shares and Additional Warrants sold pursuant to President's List Orders, and (ii) 3.0% of the aggregate number of Offered Units sold (including, for greater certainty, Additional Units sold and, in the event that the Over-Allotment Option is exercised solely for Additional Shares, 3.0% of the Additional Shares sold) pursuant to President's List Orders. Each Broker Warrant shall entitle the holder thereof to acquire one Common Share (as herein defined) at an exercise price of $0.27 for a period of 24 months from the Closing Date. In accordance with FINRA Rule 5110(e)(1), neither the Broker Warrants nor the Broker Warrant Shares (as defined herein) may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the Qualification Date or commencement of sales of this Offering, except to any underwriter and selected dealer participating in the Offering and their bona fide officers or partners and except as otherwise provided for in FINRA Rule 5110(e)(2).  The obligation of the Corporation to pay the Underwriting Fee and execute and deliver the Broker Warrant Certificates (as defined herein) shall arise at the Closing Time (and any Option Closing Time) and the payment of the Underwriting Fee will be reflected by the Underwriter making payment of the gross proceeds of the sale of the Initial Units, and/or in the case of any Option Closing the Additional Units, the Additional Shares and/or the Additional Warrants, as the case may be, to the Corporation less the amount of the Underwriting Fee.

This Agreement shall be subject to the following terms and conditions:

TERMS AND CONDITIONS

Section 1 Interpretation

(1) Definitions

Where used in this Agreement or in any amendment hereto, the following terms shall have the following meanings, respectively:

"Additional Shares" has the meaning given to it in the second paragraph of this Agreement;

"Additional Units" has the meaning given to it in the second paragraph of this Agreement;

"Additional Warrants" has the meaning given to it in the second paragraph of this Agreement;

"Additional Warrant Share" has the meaning given to it in the second paragraph of this Agreement;

"affiliate" has the meaning given to it in Applicable Securities Laws;

"Agreement" means this agreement resulting from the acceptance by the Corporation of the offer made by the Underwriter hereunder, as the same may be amended or supplemented from time to time;

"Agreements and Instruments" has the meaning given to it in Section 8(29);

"AIF" means the Corporation's annual information form for the fiscal year ended December 31, 2019;

"Applicable Securities Laws" means the Canadian Securities Laws and the U.S. Securities Laws;

"Applicable Time" means 9:00 a.m., Eastern time, on the date of this Agreement;

"Broker Securities" means, collectively, the Broker Warrants and the Broker Warrant Shares;

"Broker Warrant Certificates" means the certificates representing the Broker Warrants and containing the terms thereof;

"Broker Warrant Shares" means the Common Shares issuable upon the exercise of the Broker Warrants;

"Broker Warrants" has the meaning given to it in the eighth paragraph of this Agreement;

"Business Day" means any day, other than a Saturday or Sunday, on which banks are open for business in Vancouver, British Columbia and New York, New York;

"Canadian Final Base Shelf Prospectus" has the meaning given to it in the fourth paragraph of this Agreement;

"Canadian Financial Statements" means, collectively, the audited annual consolidated financial statements of the Corporation for the years ended December 31, 2019, 2018 and 2017 and the condensed interim consolidated financial statements of the Corporation as at and for the three months ended March 31, 2020, in each case prepared in accordance with U.S. GAAP, included in the Documents Incorporated by Reference, including the notes to such statements and, with respect to the annual financial statements, the related auditors' report on such statements;

"Canadian Offering Documents" means each of the Canadian Preliminary Prospectus, the Canadian Prospectus and any Marketing Documents;

"Canadian Preliminary Base Shelf Prospectus" has the meaning given to it in the fourth paragraph of this Agreement;

"Canadian Preliminary Prospectus" has the meaning given to it in the fifth paragraph of this agreement;

"Canadian Preliminary Prospectus Supplement" has the meaning given to it in the fourth paragraph of this agreement;

"Canadian Prospectus" has the meaning given to it in the fifth paragraph of this Agreement;

"Canadian Prospectus Supplement" has the meaning given to it in the fifth paragraph of this Agreement;

"Canadian Securities Commissions" has the meaning given to it in the fourth paragraph of this Agreement;

"Canadian Securities Laws" means all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published national, multilateral and local policy statements, instruments, notices, blanket orders and rulings of the Canadian Securities Commissions;

"Cede & Co." means Cede & Co., as nominee of DTC, or its registered assigns;

"CDS" means the CDS Clearing and Depository Services Inc.;

"CDSX" means the settlement and clearing system of CDS Clearing and Depository Services Inc. for equity and debt securities in Canada;

"Closing Date" has the meaning given to it in Section 15;

"Closing Time" has the meaning given to it in Section 15;

"Commission" means the British Columbia Securities Commission;

"Common Shares" means the common stock, par value US$0.001 per share of the Corporation;

"Corporation" means Contact Gold Corp.;

"Depository" means DTC and Cede & Co. in the United States or CDSX in Canada or such other person as is designated in writing by the Corporation to act as depository in respect of the Warrants;

"Distribution" means "distribution" or "distribution to the public" as those terms are defined in Canadian Securities Laws;

"Documents Incorporated by Reference" means all interim and annual financial statements, management's discussion and analysis, business acquisition reports, management information circulars, annual information forms, material change reports, Marketing Documents and other documents that are or are required by Applicable Securities Laws to be incorporated by reference into the Offering Documents, as applicable;

"DTC" means the Depository Trust Corporation;

"Dual Prospectus Receipt" means the receipt issued by the Commission, which is deemed to also be a receipt of the other Canadian Securities Commissions and evidence of the receipt of the Ontario Securities Commission pursuant to Multilateral Instrument 11-102 - Passport System and National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions, for the Canadian Preliminary Base Shelf Prospectus, the Canadian Final Base Shelf Prospectus and any Supplementary Material, as the case may be;

"EDGAR" means the SEC's Electronic Document Gathering and Retrieval System;

"Emerging Growth Company" has the meaning given to it in Section 8(52);

"Employee Plans" has the meaning given to it in Section 8(44);

"Environmental Laws" has the meaning given to it in Section 8(23);

"FINRA" has the meaning given to it in the seventh paragraph of this Agreement

"Final Offering Circular" means the final offering circular relating to the public offering of the Offered Units as filed with the SEC pursuant to Regulation A;

"Foreign Corruption Laws" has the meaning given to it in Section 8(48);

"Full Fee" has the meaning given to it in the eighth paragraph of this Agreement;

"Governmental Licenses" has the meaning given to it in Section 8(24);

"Green Springs Option Agreement" means the purchase option agreement dated July 23, 2019 entered into among the Corporation, the Material Subsidiary, DHI Minerals (US) Ltd. and Nevada Select Royalty Inc. (the latter two of which are wholly-owned subsidiaries of Ely Gold Royalties Inc.);

"Hazardous Materials" has the meaning given to it in Section 8(23);

"Indemnified Party" has the meaning given to it in Section 10(1);

"Initial Units" has the meaning given to it in the first paragraph of this Agreement;

"Initial Unit Shares" has the meaning given to it in the first paragraph of this Agreement;

"Initial Unit Warrant" has the meaning given to it in the first paragraph of this Agreement;

"Initial Warrant Share" has the meaning given to it in the first paragraph of this Agreement;

"Investor Presentation" means the investor presentation, dated August 2020, prepared by the Corporation for use in connection with the Offering;

"ITA" means the Income Tax Act (Canada), as amended;

"Marketing Documents" means any marketing materials, including any Testing-the-Waters Communication approved by the Corporation and/or the Underwriter in accordance with Applicable Securities Laws and used in connection with the Offering, including, without limitation, the Investor Presentation and the Term Sheet, and including any amendments thereto;

"marketing materials" has the meaning given to it in NI 41-101;

"Material Adverse Effect" means any event, change, fact or state of being which could reasonably be expected to have a material and adverse effect on the business, affairs, capital, operation, permits, contractual arrangements, assets, management, condition (financial or otherwise), business prospects, financial position, shareholders' equity, results of operations, liabilities (absolute, accrued, contingent or otherwise) or properties of the Corporation and its consolidated interest in the Subsidiaries, taken as a whole;

"material change" means a material change in or relating to the Corporation for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means (i) a change in the business, operations or capital of the Corporation and its subsidiaries taken as a whole that would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation, or (ii) a decision to implement such a change made by the board of directors of the Corporation or other persons acting in a similar capacity or by senior management who believe that confirmation of the decision by the board of directors or other persons acting in a similar capacity of the Corporation is probable;

"Material Contracts" has the meaning given to it in Section 8(26);

"material fact" means a material fact for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a fact that would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation;

"Material Properties" means the mineral property described in the Offering Documents as the Pony Creek Project located in Elko County, Nevada, United States of America (the "Pony Creek Project") and the mineral property described in the Offering Documents as the Green Springs Project located in White Pine County, Nevada, United States of America (the "Green Springs Project");

"Material Subsidiary" means Clover Nevada II LLC;

"Mining Rights" means prospecting, exploration and mining rights, as applicable, relating to the Material Properties;

"misrepresentation" means a misrepresentation for the purposes of the Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means: (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

"Money Laundering Laws" has the meaning given to it Section 8(48);

"NI 41-101" means National Instrument 41-101 - General Prospectus Requirements;

"NI 43-101" means National Instrument 43-101 - Standards of Disclosure for Mineral Projects;

"NI 44-101" means National Instrument 44-101 - Short Form Prospectus Distributions;

"NI 44-102" means National Instrument 44-102 - Shelf Distributions;

"NI 51-102" means National Instrument 51-102 - Continuous Disclosure Obligations;

"OFAC" has the meaning given to it in Section 8(50);

"Offered Units" has the meaning given to it in the third paragraph of this Agreement;

"Offered Securities" has the meaning given to it in the third paragraph of this Agreement;

"Offering" means the sale by the Corporation and the purchase by the Underwriter of Offered Units pursuant to this Agreement;

"Offering Documents" means the Canadian Offering Documents and the U.S. Offering Documents;

"Offering Jurisdictions" means the United States and the Qualifying Jurisdictions;

"Offering Price" has the meaning given to it in the first paragraph of this Agreement;

"Offering Statement" has the meaning given to it in the sixth paragraph of this Agreement;

"Option Closing Date" has the meaning given to it in Section 17(1);

"Option Closing Time" has the meaning given to it in Section 17(1);

"Over-Allotment Option" has the meaning given to it in the second paragraph of this Agreement;

"Passport System" has the meaning given to it in the fourth paragraph of this Agreement;

"Preliminary Offering Circular" means any preliminary offering circular relating to the Offered Units included in the offering statement pursuant to Regulation A;

"President's List Fee" has the meaning given to it in the eighth paragraph of this Agreement;

"President's List Orders" means certain sales of Offered Units to mutually agreed upon Purchasers, which shall not exceed, in aggregate, $2,000,000 unless agreed to by the Corporation and the Underwriter,

"Pricing Disclosure Package" means the most recent Preliminary Offering Circular filed prior to the Applicable Time and the materials identified in Schedule "E" hereto;

"Principals" has the meaning given to it in Section 8(15);

"Purchasers" means, collectively, each of the purchasers of the Offered Units, Additional Shares and/or Additional Warrants arranged by the Underwriter pursuant to the Offering;

"Qualification Date" means the date as of which the Offering Statement was or will be qualified with the SEC pursuant to Regulation A, the U.S. Securities Act and the U.S. Securities Act Regulations;

"Qualified Purchaser" means "qualified purchaser" as defined in Rule 256 of Regulation A;

"Qualifying Jurisdictions" has the meaning given to it in the fourth paragraph of this Agreement;

"Qualified Securities" means the Offered Securities, the Broker Warrants and the Broker Warrant Shares;

"Regulation A" means Regulation A under the U.S. Securities Act;

"Repayment Event" has the meaning given to it in Section 8(29);

"SEC" has the meaning given to it in the sixth paragraph of this Agreement;

"SEDAR" means the System for Electronic Document Analysis and Retrieval;

"Selling Firm" has the meaning given to it in Section 2(1);

"Shelf Information" has the meaning given to it in the fifth paragraph of this Agreement;

"Shelf Procedures" has the meaning given to it in the fourth paragraph of this Agreement;

"Subscription Agreement" means the subscription agreement in substantially the form attached hereto as Schedule "G";

"Subsidiaries" means, together, the Material Subsidiary and Carlin Opportunities Inc., and "Subsidiary" means any one of them;

"Supplementary Material" has the meaning given to it in the fifth paragraph of this Agreement;

"template version" has the meaning ascribed to such term in NI 41-101 and includes any revised template version of marketing materials as contemplated by NI 41-101;

"Term Sheet" means the term sheet describing the Offering, in the form agreed to by the Corporation and the Underwriter, as may be amended from time to time;

"Testing-the-Waters Communication" means any oral (including video) or written (including electronic) communication with potential investors undertaken in reliance on Rule 255 of Regulation A;

"TSXV" means the TSX Venture Exchange;

"Underwriter" has the meaning given to it in the first paragraph of this Agreement;

"Underwriter's Expenses" has the meaning given to it in Section 18;

"Underwriter's Information" means information furnished by the Underwriter with respect to the Underwriter in connection with the Offering and consists of the following information: (i) under the caption "Underwriting" in the Preliminary Offering Circular, the Pricing Disclosure Package and the Final Offering Circular: the statements set forth in the second and third sentences in the first paragraph under the "Stabilization" subheading; and (ii) under the caption "Plan of Distribution" in the Canadian Prospectus Supplement, the first and second sentences in the first paragraph under "Market Stabilization Activities" subheading, in each case, regarding stabilization (but only to the extent such statements relate to the Underwriter);

"Underwriting Fee" has the meaning given to it in the eighth paragraph of this Agreement;

"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

"U.S. Exchange Act Regulations" means the rules and regulations under the U.S. Exchange Act;

"U.S. Financial Statements" means, collectively, the audited annual consolidated financial statements of the Corporation for the years ended December 31, 2019, 2018 and 2017 and the condensed interim consolidated financial statements of the Corporation as at and for the three months ended March 31, 2020, in each case prepared in accordance with U.S. GAAP, included in the Pricing Disclosure Package, including the notes to such statements and, with respect to the audited annual financial statements, the related auditors' report on such statements, as applicable;

"U.S. GAAP" means United States Generally Accepted Auditng Principles;

"U.S. Offering Documents" means the Offering Statement, the Preliminary Offering Circular, the Final Offering Circular and any Testing-the-Waters Communications;

"U.S. Securities Act" has the meaning given to it in the fifth paragraph of this Agreement;

"U.S. Securities Act Regulations" has the meaning given to it in the sixth paragraph of this Agreement;

"U.S. Securities Laws" means all applicable United States securities laws, including, without limitation, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder;

"Unit Shares" has the meaning given to it in the third paragraph of this Agreement;

"Unit Warrants" has the meaning given to it in the third paragraph of this Agreement;

"United States" means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

"Warrant Agent" means Computershare Trust Company of Canada, in its capacity as warrant agent in respect of the Unit Warrants, at its principal office in Vancouver, British Columbia;

"Warrant Indenture" means the warrant indenture to be entered into on the Closing Date between the Warrant Agent and the Corporation in relation to the Unit Warrants, as amended from time to time;

"Warrant Shares" has the meaning given to it in the third paragraph of this Agreement;

"Waterton" means Waterton Nevada Splitter, LLC; and

"Waterton LOI" means the binding letter agreement between the Corporation and Waterton, dated August 6, 2020 regarding the redemption of the Preferred Stock or an amendment to the terms of the Preferred Stock.

(2) Capitalized terms used but not defined herein have the meanings ascribed to them in the Canadian Prospectus.

(3) Any reference in this Agreement to a Section or Subsection shall refer to a section or subsection of this Agreement.

(4) All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case required and the verb shall be construed as agreeing with the required word and/or pronoun.

(5) Any reference in this Agreement to "$" or to "dollars" shall refer to the lawful currency of Canada, unless otherwise specified.

(6) The following are the schedules to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein:

Schedule "A" - Matters to be Addressed in the Corporation's U.S. Corporate Opinion

Schedule "B" - Matters to be Addressed in the Corporation's Canadian Counsel Opinion

Schedule "C" - Matters to be Addressed in the Corporation's U.S. Counsel Opinion

Schedule "D" - Form of Lock-Up Agreement

Schedule "E" - Pricing Information

Schedule "F" - Testing-the-Waters Communications

Schedule "G" - Subscription Agreement

Section 2 Distribution of the Offered Units

(1) The Underwriter shall be permitted to appoint additional investment dealers or brokers (each, a "Selling Firm") as its agents in the Offering (at no additional cost to the Corporation) and the Underwriter agrees with the Corporation to pay any such Selling Firm 50% of the Underwriting Fee and deliver 50% of the Broker Warrants otherwise payable or deliverable, respectively, to the Underwriter in respect of any sales made by such Selling Firm. The Underwriter may offer the Offered Units, Additional Shares and Additional Warrants, directly and through Selling Firms or any affiliate of the Underwriter, in the Offering Jurisdictions for sale to the public only in accordance with Applicable Securities Laws and in any jurisdiction outside of the Offering Jurisdictions (subject to Section 7 hereof) to purchasers permitted to purchase the Offered Units, Additional Shares or Additional Warrants only in accordance with Applicable Securities Laws and applicable securities laws in such jurisdiction, and upon the terms and conditions set forth in the Offering Documents and in this Agreement. The Underwriter shall require any Selling Firm appointed by the Underwriter to agree to the foregoing and the Underwriter shall be responsible for the compliance by such Selling Firm with the provisions of this Agreement.

(2) For purposes of this Section 2, the Underwriter shall be entitled to assume that the Offered Units, Additional Shares and Additional Warrants are qualified for Distribution in any Qualifying Jurisdiction where a Dual Prospectus Receipt shall have been obtained following the filing of the Canadian Final Prospectus, unless otherwise notified in writing by the Corporation.

(3) The Underwriter shall promptly notify the Corporation when, in its opinion, the Distribution of the Offered Units, Additional Shares or Additional Warrants has ceased and will provide to the Corporation, as soon as practicable thereafter, a breakdown of the number of Offered Units, Additional Shares and Additional Warrants distributed in each of the Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to the Canadian Securities Commissions and, if applicable, in the United States.

(4) The Underwriter shall not, in connection with the services provided hereunder, make any representations or warranties with respect to the Corporation or its securities, other than as set forth in the Offering Documents or in any Marketing Documents.

(5) The Underwriter acknowledges that the Corporation is not taking any steps to qualify the Offered Units, Additional Shares or Additional Warrants for Distribution or register the Offered Units, Additional Shares or Additional Warrants or the Distribution thereof with any securities authority outside of the Offering Jurisdictions and will not, directly or indirectly, solicit offers to purchase or sell the Offered Units, Additional Shares or Additional Warrants or deliver any Offering Documents to Purchasers so as to require registration or qualification of the Offered Units, Additional Shares or Additional Warrants or the filing of a prospectus, offering statement or registration statement with respect to the Offered Units, Additional Shares or Additional Warrants under the laws of any jurisdiction other than the Offering Jurisdictions.

Section 3 Preparation of Prospectus and Offering Statement; Due Diligence

(1) During the period of the Distribution of the Offered Units, Additional Shares or Additional Warrants, the Corporation shall co-operate in all respects with the Underwriter to allow and assist the Underwriter to participate fully in the preparation of, and allow the Underwriter to approve the form and content of, the Canadian Preliminary Prospectus Supplement, the Preliminary Offering Circular, the Canadian Prospectus Supplement, the Final Offering Circular, the Subscription Agreement and any Testing-the-Waters Communication and shall allow the Underwriter to conduct all "due diligence" investigations which the Underwriter may reasonably require to fulfill the Underwriter's obligations under Applicable Securities Laws as an underwriter and, in the case of the Canadian Preliminary Prospectus Supplement, the Canadian Prospectus Supplement and the Supplementary Material, to enable the Underwriter responsibly to execute any certificate required to be executed by the Underwriter.

(2) Without limiting the generality of clause (1) above, during the Distribution of the Offered Units, Additional Shares or Additional Warrants:

(a) the Corporation shall prepare, in consultation with the Underwriter, and shall approve in writing, prior to the time that any such marketing materials are provided to potential Purchasers, a template version of any marketing materials reasonably requested to be provided by the Underwriter to any such potential Purchasers, and such marketing materials shall comply with Applicable Securities Laws and shall be acceptable in form and substance to the Underwriter and its counsel, acting reasonably;

(b) the Underwriter shall approve a template version of any such marketing materials in writing prior to the time that such marketing materials are provided to potential Purchasers;

(c) the Corporation shall file a template version of any such marketing materials on SEDAR and on EDGAR as soon as reasonably practicable after such marketing materials are so approved in writing by the Corporation and the Underwriter and in any event on or before the day the marketing materials are first provided to any potential Purchaser, and any comparables shall be removed from the template version in accordance with NI 44-101 prior to filing such on SEDAR (provided that if any such comparables are removed, the Corporation shall deliver a complete template version of any such marketing materials to the Commission), and the Corporation shall provide a copy of such filed template version to the Underwriter as soon as practicable following such filing; and

(d) following the approvals and filings set forth in Sections 3(2)(a) to (c) above, the Underwriter may provide a limited use version of such marketing materials to potential Purchasers in accordance with Applicable Securities Laws.

(3) Each of the Corporation and the Underwriter covenants and agrees not to provide any potential Purchaser with any marketing materials except for marketing materials which have been approved as contemplated in Section 3(2).

Section 4 Filing and Qualification of Offering Statement

(1) The offering statement as originally filed, and each amendment thereto, conformed, and the Offering Statement will conform, in all material respects with the requirements of Regulation A, the U.S. Securities Act and the U.S. Securities Act Regulations; no stop order of the SEC preventing or suspending the qualification or use of the offering statement, as amended to the date hereof, has been issued, and no proceedings for such purpose have been instituted, or, to the Corporation's knowledge, are contemplated by the SEC. The Final Offering Circular will be filed with the SEC within the time period required under Regulation A.

(2) Each Preliminary Offering Circular, as of the filing date thereof, complied, and the Final Offering Circular will, as of the filing date thereof, comply, in all material respects with the requirements of Regulation A, the U.S. Securities Act and the U.S. Securities Act Regulations.

(3) The Offering Statement, at the Qualification Date and as at the Closing Date and any Option Closing Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Corporation makes no representation or warranty with respect to any statement contained in or omitted from the Offering Statement in reliance upon and in strict conformity with the Underwriter's Information.

(4) The Preliminary Offering Circular does not, and the Final Offering Circular will not, as of the applicable filing date and on the Closing Date and on any Option Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Corporation makes no representation or warranty with respect to any statement contained in or omitted from the Preliminary Offering Circular or the Final Offering Circular in reliance upon and in strict conformity with the Underwriter's Information.

(5) As of the Applicable Time, the Pricing Disclosure Package will not, and at the time of each sale of Offered Units, Additional Shares or Additional Warrants and on the Closing Date and any Option Closing Date, the Pricing Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Applicable Time, each Testing-the-Waters Communication did not, and at the time of each sale of Offered Units, Additional Shares or Additional Warrants and on the Closing Date and any Option Closing Date, each such Testing-the-Waters Communication will not, in each case when considered together with the Pricing Disclosure Package, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Corporation makes no representation or warranty with respect to any statement contained in or omitted from the Pricing Disclosure Package in reliance upon and in strict conformity with the Underwriter's Information.

(6) The Corporation will use its best efforts to ensure that:

(a) the Offering Statement will be qualified under the U.S. Securities Act as soon as possible after the execution of this Agreement;

(b) no stop order suspending the qualification or use of the Offering Statement will have been issued under the U.S. Securities Act at or prior to the Applicable Time, the Closing Time and any Option Closing Time;

(c) no order suspending the Regulation A exemption with respect to the offering of the Offered Units, the Additional Shares and the Additional Warrants will have been issued under Rule 258 of Regulation A on or prior to the Applicable Time, Closing Time and any Option Closing Time;

(d) no proceedings for any such purpose will have been instituted or be pending or, to the knowledge of the Corporation, contemplated or threatened by the SEC on or prior to the Applicable Time, the Closing Time and any Option Closing Time; and

(e) the Corporation complies to the SEC's satisfaction with any request on the part of the SEC for additional information with respect to the Offering Statement on or prior to the Closing Time and any Option Closing Time.

(7) Except for the Testing-the-Waters Communications identified in Schedule "F" hereto, the Corporation has not prepared, used or referred to, and will not, without the prior consent of the Underwriter, prepare, use or refer to, any Testing-the-Waters Communication.

(8) Each Testing-the-Waters Communication, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Units, Additional Shares and Additional Warrants did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Offering Statement, including any document incorporated by reference therein that has not been superseded or modified.

(9) Each Preliminary Offering Circular, the Final Offering Circular and any Testing the-Waters Communications (to the extent any such Testing-the-Waters Communication was required to be filed with the SEC) delivered to the Underwriter for use in connection with the public offering of the Offered Units, the Additional Shares and the Additional Warrants contemplated herein have been and will be identical to the versions of such documents transmitted to the SEC for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T.

(10) The Corporation (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications disclosed to or undertaken with the consent of the Underwriter and (ii) has not authorized anyone other than the Underwriter or any Selling Firm to engage in Testing-the-Waters Communications.  Each Testing-the-Waters Communication used by the Corporation (i) at the time of each use thereof, met the requirements of, and was used by the Corporation in compliance with, Rule 255 of Regulation A, and (ii) has been or will be filed as an exhibit to the Offering Statement as required by Item 17 of Form 1-A.

(11) The Offering Statement shall have become qualified not later than 5:00 p.m., Toronto time, on the Qualification Date, or such later time and date as the Underwriter shall approve.

(12) No amendment or supplement to the Offering Statement, the Final Offering Circular or any document in the Pricing Disclosure Package shall have been filed to which the Underwriter shall have objected in writing prior to such filing.

(13) Prior to the Closing Date and any Option Closing Date (i) no stop order suspending the qualification of the Offering Statement, no order under Rule 258 of Regulation A suspending the Regulation A exemption with respect to the offering of the Offered Units, Additional Shares and Additional Warrants and no order preventing or suspending the use of the Final Offering Circular or any document in the Pricing Disclosure Package shall have been issued, and no proceedings for any such purpose shall have been initiated or threatened, by the SEC, and no suspension of the qualification of the Offered Units, Additional Shares and Additional Warrants for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Underwriter; (iii) the Offering Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Final Offering Circular and the Pricing Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(14) All filings with the SEC required by Rule 253 of Regulation A to have been filed by the Closing Date and any Option Closing Date shall have been made within the applicable time period prescribed for such filing by such Rule.

Section 5 Material Changes

(1) During the period from the date of this Agreement to the completion of the Distribution of the Offered Units, Additional Shares or Additional Warrants the Corporation covenants and agrees with the Underwriter that it shall promptly notify the Underwriter in writing of:

(a) any material change (actual, anticipated, contemplated or threatened) in or relating to the business, affairs, operations, assets (including contractual arrangements), liabilities (contingent or otherwise), capital or ownership of the Corporation and its Subsidiaries taken as a whole;

(b) any material fact which has arisen or been discovered and would have been required to have been stated in any of the Offering Documents had the fact arisen or been discovered on or prior to the date of such document;

(c) any change in any material fact (which for purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Canadian Offering Documents, as they exist immediately prior to such change, which fact or change is, or may reasonably be expected to be, of such a nature as to render any statement in such Canadian Offering Documents, as they exist taken together in their entirety immediately prior to such change, misleading or untrue in any material respect or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, containing a misrepresentation or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, not complying with the laws of any Qualifying Jurisdiction in which the Offered Units, Additional Shares or Additional Warrants are to be offered for sale or which change would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation; or

(d) the occurrence of any event as a result of which the U.S. Offering Documents, in each case as amended immediately prior to such occurrence, would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(2) The Underwriter agrees, and will require each Selling Firm to agree, to cease the Distribution of the Offered Units, Additional Shares and Additional Warrants upon the Underwriter receiving written notification of any change or material fact with respect to any Offering Document contemplated by this Section 5 and to not recommence the Distribution of the Offered Units, Additional Shares or Additional Warrants until Supplementary Materials or an amended Preliminary Offering Circular disclosing such change are filed in such Offering Jurisdiction.

(3) The Corporation shall, to the reasonable satisfaction of the Underwriter's counsel, promptly comply with all applicable filing and other requirements under Applicable Securities Laws whether as a result of such change, material fact or otherwise; provided that the Corporation shall not file any Supplementary Material, amendment to the Preliminary Offering Circular or other document without first providing the Underwriter with a copy of such Supplementary Material, amendment to the Preliminary Offering Circular or other document and consulting with the Underwriter with respect to the form and content thereof.

(4) If during the Distribution of the Offered Units, Additional Shares or Additional Warrants there is any change in any Applicable Securities Laws, which, in the opinion of the Underwriter, results in a requirement to file Supplementary Material or an amendment to the Preliminary Offering Circular, the Corporation shall, to the reasonable satisfaction of the Underwriter's counsel and subject to the proviso in clause (2) above, make any such filing under Applicable Securities Laws as soon as possible.

(5) The Corporation shall in good faith discuss with the Underwriter any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this Section 5.

Section 6 Deliveries to the Underwriter

(1) The Corporation shall deliver or cause to be delivered to the Underwriter, forthwith:

(a) copies of the Canadian Preliminary Prospectus, the Canadian Prospectus and any Marketing Documents duly signed as required by the laws of all of the Qualifying Jurisdictions;

(b) copies of the Preliminary Offering Circular and the Final Offering Circular, in each case signed as required by the U.S. Securities Act and U.S. Securities Act Regulations and any documents included as exhibits to any such offering circular;

(c) copies of any Supplementary Material required to be filed under Section 5 hereof, duly signed as required by the laws of the Qualifying Jurisdictions; and

(d) any amendment to the offering circular required to be filed under Section 5 hereof, signed as required by the U.S. Securities Act and U.S. Securities Act Regulations and any documents included as exhibits to such amendment.

(2) The Corporation shall forthwith cause to be delivered to the Underwriter in such cities in the Offering Jurisdictions as they may reasonably request, without charge, such numbers of commercial copies of the Canadian Preliminary Prospectus and the Canadian Prospectus and the Preliminary Offering Circular and the Final Offering Circular, excluding in each case the Documents Incorporated by Reference, as the Underwriter shall reasonably require. The Corporation shall similarly cause to be delivered to the Underwriter commercial copies of any Supplementary Materials, excluding in each case the Documents Incorporated by Reference, or any amendment to the Final Offering Circular. The Corporation agrees that such deliveries shall be effected as soon as possible and, in any event, in Toronto and New York with respect to the Canadian Prospectus, any Supplementary Material, the Final Offering Circular and any amendment to the Final Offering Circular by 12:00 noon E.S.T. on the Business Day following the filing of the Canadian Prospectus, Supplementary Material, the Final Offering Circular or amendment to the Final Offering Circular and in all other cities by 12:00 noon local time, on the next Business Day, or such later times and at such other places as agreed to by the Underwriter in writing, and provided that the Underwriter has given the Corporation written instructions as to the number of copies required and the places to which such copies are to be delivered not less than 24 hours prior to the time requested for delivery. Such delivery shall also confirm that the Corporation consents to the use by the Underwriter and Selling Firms of the Offering Documents in connection with the Distribution of the Offered Units, the Additional Shares or the Additional Warrants in compliance with the provisions of this Agreement.

(3) By the act of having delivered the Offering Documents to the Underwriter (or in the case of the Pricing Disclosure Package, having conveyed such information to prospective investors), the Corporation shall have represented and warranted to the Underwriter that all information and statements (except information and statements relating solely to the Underwriter) contained in such documents, at the respective dates of initial delivery thereof (or as of the Applicable Time in the case of the Pricing Disclosure Package), comply with the Applicable Securities Laws and are true and correct in all material respects, and that such documents, at such dates, contain no misrepresentation or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Offering as required by the Applicable Securities Laws.

(4) The Corporation shall also deliver or cause to be delivered to the Underwriter, concurrently with the execution of this Agreement, "long form" comfort letters of Ernst & Young LLP, in form and substance satisfactory to the Underwriter, acting reasonably, addressed to the Underwriter and the directors of the Corporation, with respect to certain financial and accounting information relating to the Corporation and its Subsidiaries and affiliates contained in the Offering Documents, which letter shall be in addition to the auditors' report incorporated by reference in the Canadian Prospectus and contained in the Final Offering Circular.

Section 7 Regulatory Approvals

The Corporation will make all necessary filings, obtain all necessary consents and approvals (if any) and pay all filing fees required to be paid in connection with the transactions contemplated by this Agreement. The Corporation will qualify the Offered Units, Additional Shares, the Additional Warrants and the Broker Warrants for offering and sale under the Applicable Securities Laws of the Offering Jurisdictions and in such other jurisdictions as the Underwriter and the Corporation mutually may designate and in which the Underwriter maintains such qualifications in effect for so long as required for the Distribution of the Offered Units, Additional Shares, Additional Warrants and the Broker Warrants; provided, however, that (i) the Corporation shall not be obligated to make any material filing, file any prospectus, registration statement or similar document, consent to service of process, or qualify as a foreign corporation or as a dealer in securities in any of such other jurisdictions, or subject itself to taxation in respect of doing business in any of such other jurisdictions in which it is not otherwise so subject, or become subject to any additional periodic reporting or continuous disclosure obligations in such other jurisdictions, and (ii) the Underwriter and the Selling Firms shall comply with the applicable laws in any such designated jurisdiction in making offers and sales of Offered Units, the Additional Shares or the Additional Warrants therein.

Section 8 Representations and Warranties of the Corporation

The Corporation represents and warrants to the Underwriter and acknowledges that the Underwriter is relying on such representations and warranties in entering into this Agreement.  The representations and warranties of the Corporation contained in this Agreement shall be true as of the date hereof, the Closing Time and Option Closing Time, if applicable, and shall survive the completion of the transactions contemplated under this Agreement in accordance with the terms of this Agreement.

(1) Good Standing of the Corporation.  The Corporation is a corporation existing under the laws of Nevada, is current and up-to-date with all filings required to be made and has the corporate power and capacity to own, lease and operate its properties and to conduct its business as is now carried on by it or proposed to be carried on by it, in each case as described in the Offering Documents and the Pricing Disclosure Package, and to enter into, deliver and perform its obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business;

(2) Good Standing of Material Subsidiary.  The Material Subsidiary is a limited liability company incorporated, organized and existing under the laws of Nevada, is current and up-to-date with all filings required to be made and has the requisite corporate power and capacity to own, lease and operate its properties and to conduct its business as is now carried on by it or proposed to be carried on by it, in each case as described in the Offering Documents and the Pricing Disclosure Package, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. All of the issued and outstanding membership interests of the Material Subsidiary have been duly authorized and validly issued, are fully paid and are directly owned by the Corporation, free and clear of any Liens; and none of the outstanding membership interests of the Material Subsidiary were issued in violation of the pre-emptive or similar rights of any security holder of such subsidiary. There exist no options, warrants, purchase rights, or other contracts or commitments that could require the Corporation to sell, transfer or otherwise dispose of any membership interests of the Material Subsidiary. No act or proceeding has been taken by or against the Material Subsidiary in connection with its liquidation, winding-up or bankruptcy;

(3) Share Capital of Material Subsidiary.  The authorized share capital of the Material Subsidiary is an unlimited number of membership units, of which 100 membership units are issued and outstanding;

(4) Non-Material Subsidiaries.  There are no subsidiaries of the Corporation other than the Subsidiaries; Carlin Opportunities Inc. does not hold any material assets or carry on any material business;

(5) Share Capital of the Corporation.  The authorized share capital of the Corporation as set forth in the Offering Documents and the Pricing Disclosure Package is true and correct;

(6) Common Shares are Listed.  The Common Shares are listed and posted for trading on the TSXV, the Corporation is not in default of the listing requirements of the TSXV and the Corporation has applied to list the Unit Shares, the Warrant Shares and the Broker Warrant Shares on the TSXV;

(7) Form of Share Certificates.  The form of certificate respecting the Common Shares has been approved and adopted by the board of directors of the Corporation and does not conflict with any Applicable Securities Laws and complies with the rules and regulations of the TSXV;

(8) Offered Securities Valid.  The Offered Securitiesand the Broker Securities have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and when the Unit Shares and the Additional Shares, if any, are issued and delivered by the Corporation pursuant to this Agreement, against payment of the consideration set forth herein, such Unit Shares will be validly issued as fully paid and non-assessable Common Shares. The Unit Warrants, when issued, shall have the attributes corresponding to the description thereof set forth in this Agreement and the Warrant Indenture. The Warrant Shares and the Broker Warrant Shares have been duly and validly allotted and reserved for issuance and, upon issuance in accordance with the terms of the Warrant Indenture and the terms of the Broker Warrant Certificates, respectively, will be validly issued as fully paid and non-assessable Common Shares. Other than pursuant to the terms of the Preferred Stock, the Governance and Investor Rights Agreement, the Investor Rights Agreement and the Waterton LOI, the Offered Securities and the Broker Securities, upon issuance, will not be issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by the Corporation;

(9) Offered Securities Qualified Investments. Subject to the qualifications and limitations under the heading "Eligibility For Investment" in the Canadian Prospectus Supplement, the Unit Shares, the Unit Warrants and the Warrant Shares will, when issued, be qualified investments under the ITA for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered education savings plans, tax-free savings accounts and registered disability savings plans (each as defined in the ITA), subject to the specific provisions of any such plan, provided that, for greater certainty, no representation is made as to whether the Unit Shares, the Unit Warrants or the Warrant Shares will be "prohibited investments" for any such trust;

(10) Transfer Agent.  Computershare Investor Services Inc. at its offices at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9, Canada has been duly appointed as the registrar and the transfer agent for the Common Shares and has appointed Computershare Investor Services Inc. at its offices at 462 S. 4th Street, Suite 1600, Louisville, KY 40202 as its US co-registrar and transfer agent for the Common Shares;

(11) Absence of Rights.  Other than as described in the Offering Documents and the Pricing Disclosure Package, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option for the issue or allotment of any unissued shares of the Corporation or any other agreement or option for the issue or allotment of any unissued shares of the Corporation or any other security convertible into or exchangeable for any such shares or to require the Corporation to purchase, redeem or otherwise acquire any of the issued and outstanding shares of the Corporation; other than as described in the Offering Documents and the Pricing Disclosure Package no holder of securities of the Corporation has any rights to require registration or qualification under Applicable Securities Laws of any security of the Corporation in connection with the offer and sale of the Offered Units, Additional Shares and Additional Warrants;

(12) Continuous Disclosure.  The Corporation is in compliance in all material respects with its timely disclosure obligations under Applicable Securities Laws and the rules and regulations of the TSXV and, without limiting the generality of the foregoing, there has not occurred a material change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition, capital or prospects of the Corporation and the Subsidiaries (taken as a whole) since December 31, 2019 which has not been publicly disclosed on a non-confidential basis; the information and statements in the Documents Incorporated by Reference were true and correct in all material respects at the time such documents were filed on SEDAR and contained no misrepresentation as of the respective dates of such information and statements; the Documents Incorporated by Reference conformed in all material respects to Canadian Securities Laws at the time such documents were filed on SEDAR; and the Corporation has not filed any confidential material change reports which remain confidential as at the date hereof;

(13) Canadian Financial Statements.  The Canadian Financial Statements:

(a) present fairly, in all material respects, the financial position of the Corporation on a consolidated basis and the statements of operations, retained earnings, cash flow from operations and changes in financial information of the Corporation on a consolidated basis for the periods specified in such Canadian Financial Statements;

(b) have been prepared in conformity with U.S. GAAP, applied on a consistent basis throughout the periods involved; and

(c) do not contain any misrepresentation, with respect to the period covered by the Canadian Financial Statements;

(14) U.S. Financial Statements and Financial Disclosure.

(a) The U.S. Financial Statements present fairly, in all material respects, the financial position of the Corporation on a consolidated basis and the statements of operations, retained earnings, cash flow from operations and changes in financial information of the Corporation on a consolidated basis for the periods specified in such Financial Statements;

(b) the U.S. Financial Statements have been prepared in conformity with U.S. GAAP, applied on a consistent basis throughout the periods involved, and in accordance with Part F/S of Regulation A and the applicable provisions of Regulation S-X promulgated by the SEC;

(c) the Offering Statement, the Final Offering Circular and the Pricing Disclosure Package do not and will not include any "non-GAAP financial measures" (as such term is defined by the rules and regulations of the SEC);

(d) the U.S. Financial Statements do not contain any misrepresentation, with respect to the period covered by the U.S. Financial Statements;

(e) all other financial information included in the Offering Statement, the Final Offering Circular and the Pricing Disclosure Package has been derived from the accounting records of the Corporation and presents fairly the information shown thereby; and

(f) no other financial statements or supporting schedules are required to be included in the Offering Statement, the Final Offering Circular or the Pricing Disclosure Package;

(15) Financial Books And Records.  The books and records of the Corporation and the Subsidiaries disclose all of their material financial transactions and such transactions have been fairly and accurately recorded in all material respects; and:

(a) the Corporation and the Subsidiaries are not indebted to any of their respective directors or officers (collectively, the "Principals"), other than on account of director's fees, expenses, wages or remuneration accrued but not paid, or to any of their respective shareholders, past directors, past officers, employees (past or present) or any person not dealing at "arm's length" (as such term is used in the ITA);

(b) none of the Principals or shareholders of the Corporation is indebted to the Corporation, on any account whatsoever; and

(c) the Corporation and the Subsidiaries have not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever;

(16) Accounting Policies. There has been no change in accounting policies or practices of the Corporation or its Subsidiaries since December 31, 2019, except as has been disclosed in the Offering Documents and the Pricing Disclosure Package;

(17) Liabilities. Neither the Corporation nor any of the Subsidiaries has any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed or referred to in the Canadian Financial Statements or the U.S. Financial Statements, other than liabilities, obligations, or indebtedness or commitments incurred in the normal course of business;

(18) Independent Accountants.  The accountants who reported on and certified the Canadian Financial Statements and the U.S. Financial Statements for the fiscal year ended December 31, 2019 are independent with respect to the Corporation within the meaning of Applicable Securities Laws and the applicable rules and regulations adopted by the chartered public accountants of British Columbia and the Public Company Accounting Oversight Board (United States);

(19) Assets.  The Corporation and its Material Subsidiary, as the case may be, have the right in respect of all assets described in the Offering Documents and the Pricing Disclosure Package as owned by them or over which they have rights free and clear of Liens save and except as otherwise disclosed in the Offering Documents and the Pricing Disclosure Package;

(20) Compliance, Generally. Each of the Corporation and the Material Subsidiary has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and assets are owned, leased or operated;

(21) Mining Rights.  The Mining Rights of the Corporation and its Material Subsidiary are in good standing, are valid and enforceable, are free and clear of any Liens or charges and, other than as set out in the Offering Documents and the Pricing Disclosure Package, no royalty is payable in respect of any of them. The real property, improvements, equipment and personal property held under lease by the Corporation and the Material Subsidiary are held under valid and enforceable leases. Except as set out in the Offering Documents and the Pricing Disclosure Package, no property rights other than the Mining Rights are necessary for the conduct of the Corporation's or the Material Subsidiary's business as now conducted; and except as set out in the Offering Documents and the Pricing Disclosure Package, there are no material restrictions on the ability of the Corporation or the Material Subsidiary to use, transfer or otherwise exploit any such rights. The Corporation and its Material Subsidiary are the holders of the Mining Rights necessary to carry on the activities of the Corporation and its Material Subsidiary. The Mining Rights held by the Corporation and its Material Subsidiary cover the areas required by them for such purposes. The Corporation and its Material Subsidiary are not in default of any such Mining Rights;

(22) Technical Compliance.  (a) The Corporation has complied with the requirements of NI 43-101 in all material respects, including, but not limited to, the preparation and filing of technical reports and each of the technical reports filed with respect to the Material Properties accurately and completely sets forth all material facts relating to the properties that are subject thereto as at the date of such report and there is no new material scientific or technical information nor any other fact or circumstance that creates a requirement for updated reports to be filed under applicable Canadian Securities Laws; and (b) the Corporation has complied with SEC Industry Guide 7 with respect to technical disclosure relating to its properties (including the Material Properties) included in the Offering Statement, the Final Offering Circular and the Pricing Disclosure Package;

(23) Environmental Laws.  (a) Neither the Corporation nor any of the Subsidiaries is in material violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (b) the Corporation and the Material Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are in material compliance with their requirements and (c) there are no pending or, to the knowledge of the Corporation, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Corporation or any of the Subsidiaries which if determined adversely would reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Offering Documents and the Pricing Disclosure Package, there are no orders or directions relating to environmental matters requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Corporation or its Subsidiaries, nor has the Corporation or any of its Subsidiaries received notice of any of the same;

(24) Possession of Licenses and Permits. The Corporation and the Material Subsidiary possess such permits, certificates, licenses, approvals, consents, registrations and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies or other organizations currently necessary to own, lease, exploit, use, stake or maintain the Mining Rights and to conduct the business now operated by the Corporation and the Material Subsidiary, except where the failure to possess such Governmental Licenses would not reasonably be expected to have a Material Adverse Effect. The Corporation and the Material Subsidiary are in compliance with the terms and conditions of all such Governmental Licenses, other than any non-compliance that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect. Neither the Corporation nor the Material Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses;

(25) Insurance.  The Corporation and the Material Subsidiary maintain insurance against loss of, or damage to, their assets on a basis consistent with reasonably prudent persons in comparable businesses; all of the policies in respect of such insurance coverage are in good standing and not in default; neither the Corporation nor the Material Subsidiary has failed to promptly give any notice of any claim thereunder; and there are no claims thereunder or to which any insurance company is denying liability or defending under a reservation of rights clause;

(26) Material Contracts.  All of the material contracts and agreements of the Corporation and the Material Subsidiary, which include the Waterton LOI and the Green Springs Option Agreement (collectively, the "Material Contracts"), have been disclosed in the Offering Documents and the Pricing Disclosure Package. Neither the Corporation nor the Material Subsidiary has received notification from any party claiming that the Corporation or the Material Subsidiary is in breach or default under any Material Contract;

(27) No Material Change.  Since December 31, 2019, and except as disclosed in the Offering Documents and the Pricing Disclosure Package, (a) there has been no material change in the condition (financial or otherwise), or in the properties, capital, affairs, prospects, operations, assets or liabilities of the Corporation and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (b) there have been no transactions entered into by the Corporation or the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Corporation and the Subsidiaries considered as one enterprise;

(28) Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental authority, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation or any Subsidiary, which is required to be disclosed in the Offering Documents and the Pricing Disclosure Package but is not so disclosed. The aggregate of all pending legal or governmental proceedings to which the Corporation or any Subsidiary is a party or of which any of their respective property or assets is subject, which are not described in the Offering Documents or the Pricing Disclosure Package, include only ordinary routine litigation incidental to the business, properties and assets of the Corporation and the Subsidiaries and would not reasonably be expected to result in a Material Adverse Effect;

(29) Absence of Defaults and Conflicts.  Neither the Corporation nor any Subsidiary is in violation of its articles or by-laws or other constating documents nor in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Corporation or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Corporation or the Subsidiaries is subject (collectively, "Agreements and Instruments"). The execution, delivery and performance of this Agreement, the Offering Documents and the Pricing Disclosure Package and the consummation of the transactions contemplated herein and therein and compliance by the Corporation with its obligations hereunder, have been duly authorized by all necessary corporate action by the Corporation and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Corporation or the Subsidiaries pursuant to the Agreements and Instruments, nor will such action result in any violation or conflict with the provisions of the articles or by-laws or other constating documents of the Corporation or the Subsidiaries or any existing applicable law, statute, rule, regulation, judgment, order, writ or decree of any governmental authority, government instrumentality or court, domestic or foreign, having jurisdiction over the Corporation or the Subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Corporation or the Subsidiaries;

(30) Labour. No labour dispute with the employees of the Corporation or the Material Subsidiary currently exists or, to the knowledge of the Corporation, is imminent. Neither the Corporation nor the Material Subsidiary is a party to any collective bargaining agreement and, to the knowledge of the Corporation, no action has been taken or is contemplated to organize any employees of the Corporation or the Material Subsidiary;

(31) Absence of Further Requirements. Except as noted herein, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency is necessary or required for the performance by the Corporation of its obligations hereunder, or the consummation of the transactions contemplated by this Agreement, except such as have been or will be obtained under Applicable Securities Laws, the TSXV and the rules and regulations of FINRA;

(32) FINRA.  None of the Corporation, nor, to the knowledge of the Corporation, any 5% or greater stockholder of the Corporation or any beneficial owner of the Corporation's unregistered equity securities that were acquired during the 180-day period immediately preceding the filing of the offering statement, or any of their respective affiliates, (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the U.S. Exchange Act, or the U.S. Exchange Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers, Inc.) any member firm of FINRA.

(33) Taxes. All tax returns, reports, elections, remittances and payments of the Corporation and the Subsidiaries required by applicable law to have been filed or made in each applicable jurisdiction have been filed or made (as the case may be) on a timely basis and are true, complete and correct in all respects and all taxes of the Corporation and of the Subsidiaries as of the end of the period reported on by the Canadian Financial Statements and the U.S. Financial Statements have been paid or accrued in the Canadian Financial Statements and the U.S. Financial Statements (and any such accrual is adequate to meet any assessments and related liabilities in respect of the underlying period);

(34) No Acquisition or Disposition. The Corporation has not completed any "significant acquisition", "significant disposition" nor is it proposing any "probable acquisitions" (as such terms are defined in NI 51-102) that would require the inclusion of any additional financial statements or pro forma financial statements in the Offering Documents or the Pricing Disclosure Package pursuant to Applicable Securities Laws;

(35) Corporation Short Form Eligible.  The Corporation is eligible to file a short form prospectus in each of the Qualifying Jurisdictions pursuant to applicable Canadian Securities Laws and on the date of and upon filing of the Canadian Prospectus Supplement there will be no documents required to be filed under the Canadian Securities Laws in connection with the Distribution of the Offered Units, Additional Shares, Additional Warrants or Broker Warrants that will not have been filed as required;

(36) Documents.  This Agreement has been, and prior to the Closing Time the Warrant Indenture and the Broker Warrant Certificates will be, duly authorized, executed and delivered by the Corporation and this Agreement is, and the Warrant Indenture and the Broker Warrant Certificates upon the due execution and delivery thereof will be, legal, valid and binding obligations of, and enforceable against, the Corporation in accordance with their terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, the availability of equitable remedies and the qualification that rights to indemnity and waiver of contribution may be contrary to public policy);

(37) Compliance with Laws.  The Corporation has materially complied with all relevant statutory and regulatory requirements required to be complied with in connection with the Offering;

(38) No Loans.  Other than as set out in the Offering Documents and the Pricing Disclosure Package, neither the Corporation nor the Subsidiaries have made any loans to or guaranteed the obligations of any person;

(39) Directors and Officers.  To the knowledge of the Corporation, none of the directors or officers of the Corporation are now, or have ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange;

(40) Stock Exchange and Commission Compliance. Neither the Commission, the SEC, any other securities regulatory authority, any stock exchange nor any similar regulatory authority has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation or the use of any Offering Document and no proceedings for such purposes have been instituted or are pending or, to the knowledge of the Corporation, are contemplated;

(41) Minute Books and Records.  The minute books and records of the Corporation and the Material Subsidiary made available to counsel for the Underwriter in connection with its due diligence investigation of the Corporation since August 31, 2018 contain copies of all material proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of the Corporation and the Material Subsidiary, as the case may be, to the date of review of such corporate records and minute books, as the case may be, and there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Corporation and the Material Subsidiary to the date hereof not reflected in such minute books and other records as provided, other than those which have been disclosed to the Underwriter or which are not material in the context of the Corporation. The minute books and records of the Corporation and the Material Subsidiary for the period prior to August 31, 2018 do not contain any documents or records not otherwise disclosed by the Corporation to the Underwriter that are material to the business of the Corporation and the Material Subsidiary as currently conducted;

(42) Reporting Issuer Status.  As at the date hereof, the Corporation is a "reporting issuer" in each of the Qualifying Jurisdictions within the meaning of the Canadian Securities Laws in such jurisdictions and is not currently in default of any requirement of the Canadian Securities Laws of such jurisdictions and the Corporation is not included on a list of defaulting reporting issuers maintained by any of the Securities Commissions of such jurisdictions;

(43) Purchase and Sales.  Other than as set forth in the Offering Documents, neither the Corporation nor the Subsidiaries has approved, has entered into any agreement in respect of or has any knowledge, as applicable, of:

(a) the purchase of any material property or any interest therein or the sale, transfer or other disposition of any material property or any interest therein currently owned, directly or indirectly, by the Corporation whether by asset sale, transfer of shares, or otherwise;

(b) the change of control (by sale or transfer of shares or sale of all or substantially all of the assets of the Corporation) of the Corporation; or

(c) a proposed or planned disposition of shares by any shareholder who owns, directly or indirectly, 10% or more of the outstanding shares of the Corporation or the Material Subsidiary;

(44) Employee Plans.  The Documents Incorporated by Reference disclose, to the extent required by applicable Canadian Securities Laws, each plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Corporation for the benefit of any current or former director, officer, employee or consultant of the Corporation (the "Employee Plans"), each of which has been maintained in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans;

(45) No Dividends.  During the previous 12 months (and other than in respect of the Preferred Stock on which dividends accrue in accordance with its terms), the Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its common shares or securities or agreed to do any of the foregoing.

(46) No Reportable Event.  There has not been a "reportable event" (within the meaning of National Instrument 51-102) with the present auditors of the Corporation and the auditors of the Corporation have not provided any material comments or recommendations to the Corporation regarding its accounting policies, internal control systems or other accounting or financial practices that have not been implemented by the Corporation;

(47) Action to Manipulate Price. Neither the Corporation nor any of the Subsidiaries, nor to the knowledge of the Corporation, any of the Corporation's affiliates, has taken, nor will the Corporation, any Subsidiary or any such affiliate take, directly or indirectly, any action which is designed to or which has constituted, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Corporation in connection with the Offering;

(48) Unlawful Payment. Neither the Corporation nor any of its Subsidiaries nor, to the knowledge of the Corporation, any director, officer, agent, employee, affiliate or other person acting on behalf of the Corporation or any of its Subsidiaries is aware of or has (i) made any unlawful contribution to any candidate for non-United States or Canadian office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or Canada or any jurisdiction thereof. Without limiting the generality of the foregoing, none of the Corporation, its Subsidiaries or, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the Corporation or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Canadian Corruption of Foreign Public Officials Act or the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively the "Foreign Corruption Laws"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the Foreign Corruption Laws) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corruption Laws; and the Corporation and each of its Subsidiaries have conducted their businesses in compliance with the Foreign Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The operations of the Corporation and each of its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Corporation, threatened;

(49) Registration Under Investment Company Act of 1940. The Corporation is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Offering Documents and the Pricing Disclosure Package under the heading "Use of Proceeds," will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended;

(50) US Sanctions. Neither the Corporation, any Subsidiary nor, to the knowledge of the Corporation, any director, officer, agent, employee, affiliate or person acting on behalf of the Corporation is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Corporation will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(51) No Other Fees Payable. Other than the Underwriter and any Selling Firm pursuant to this Agreement, there is no person acting or purporting to act at the request of the Corporation who is entitled to any brokerage, agency, underwriting or other fiscal advisory or similar fee in connection with the transactions contemplated herein;

(52) Regulation A Eligibility.  The Corporation meets the general eligibility requirements for the use of Form 1-A under the U.S. Securities Act; from the time of initial submission of the first Preliminary Offering Circular to the SEC (or, if earlier, the first date on which the Corporation engaged directly or through any person authorized on its behalf in any Testing-the-Waters Communications) through the date hereof, the Corporation has been and is an "emerging growth company," as defined in Section 2(a)(19) of the U.S. Securities Act (and "Emerging Growth Company"); neither the Corporation, nor any predecessor of the Corporation, nor any other issuer affiliated with the Corporation, nor any director or executive officer of the Corporation or other officer of the Corporation participating in the offering, nor any beneficial owner of 20% or more of the Corporation's outstanding voting equity securities, nor any promoter connected with the Corporation, is subject to the disqualification provisions of Rule 262 of Regulation A; the Corporation is not currently subject to the ongoing reporting requirements of Section 13 or 15(d) of the U.S. Exchange Act, or the U.S. Exchange Act Regulations, and has not been subject to an order of the SEC denying, suspending or revoking the registration of any class of securities pursuant to Section 12(j) of the U.S. Exchange Act that was entered within five years preceding the date the Offering Statement was originally filed with the SEC; the Corporation has filed all reports required to be filed, if any, pursuant to Rule 257 of Regulation A since during the two years before filing of the first Preliminary Offering Circular (or for such shorter period that the Corporation was required to file such reports);

(53) Testing the Waters Communications. The Corporation (a) has not alone engaged in any Testing-the-Waters Communication other than with the consent of the Underwriter and (b) has not authorized anyone other than the Underwriter and any Selling Firm to engage in Testing-the-Waters Communications. The Corporation reconfirms that the Underwriter has been authorized to act on its behalf in undertaking the Testing-the-Waters Communications. The Corporation has not distributed any written Testing-the-Waters Communications, other than those written Testing-the-Waters Communications which the Corporation has previously agreed in writing with the Underwriter that it may distribute.

(54) Canadian Offering Documents.  The Canadian Offering Documents as of the time of filing thereof have complied or will comply, as applicable, in all material respects with the applicable requirements of Canadian Securities Laws; the Canadian Offering Documents, as of the time of filing thereof and as of the Closing Time and the Option Closing Time, as the case may be, have not or will not, as applicable contain any untrue statement of a material fact or omit to state a material fact requirement to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Canadian Offering Documents, as of the time of filing thereof, constituted or will constitute, as applicable, full, true and plain disclosure of all material facts relating to the Offered Units, Additional Shares, Additional Warrants and Broker Warrants and to the Corporation; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from any Canadian Offering Document in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter specifically for use therein;

(55) U.S. Offering Documents.  As of the applicable qualification or filing date thereof and any post-qualification amendment thereto, the U.S. Offering Documents, and any such post-qualification amendment thereto will comply in all material respects with the U.S. Securities Act and the U.S. Securities Act Regulations, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Pricing Disclosure Package or the Final Offering Circular in reliance upon and in conformity with the Underwriter's Information;

(56) Waterton LOI.  The Waterton LOI is a valid and subsisting agreement in full force and effect, enforceable against the Corporation and Waterton in accordance with its terms, and there is currently no breach or default by the Corporation or, to the knowledge of the Corporation, by Waterton, nor has any breach or default been alleged by the Corporation. The Corporation has not received notice from Waterton alleging a breach or default under the Waterton LOI, and no event, condition or occurrence exists which, after notice or lapse of time or both, would constitute a breach or default by the Corporation or, to the knowledge of the Corporation, by Waterton, and the Corporation, after making due enquiry, has not received notice of and is not aware of any disputes, termination cancellation, amendment or renegotiation, or any state of facts giving rise to any of the foregoing, with respect to the Waterton LOI;

(57) Completion of the Transactions contemplated by the Waterton LOI. To the knowledge of the Corporation, no event has occurred or condition exists which would reasonably be expected to prevent the Corporation from completing the transactions contemplated by the Waterton LOI promptly following Closing, and in any event prior to the timeframes set out for the completion of such transactions in the Waterton LOI, and the Corporation will use its commercially reasonable efforts to complete the transactions contemplated in the Waterton LOI as soon as is practicable after Closing;

(58) Approvals for Preferred Stock Redemption. At the Closing Time, the Corporation shall have received all requisite consents and approvals (corporate, regulatory or otherwise) to carry out the redemption of its Preferred Stock in accordance with the Waterton LOI and, if required by the Waterton LOI, to complete the Waterton Placement (as that term is defined in the Waterton LOI);

(59) Non-Contravention of Preferred Stock Redemption. The redemption of the Preferred Stock in accordance with the Waterton LOI does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Corporation or the Subsidiaries pursuant to the Agreements and Instruments, nor will such action result in any violation or conflict with the provisions of the articles or by-laws or other constating documents of the Corporation or any existing applicable law, statute, rule, regulation, judgment, order, writ or decree of any governmental authority, government instrumentality or court, domestic or foreign, having jurisdiction over the Corporation or any of its assets, properties or operations; and

(60) Cybersecurity. To the knowledge of the Corporation, there has been no material security breach or other compromise of or relating to any of the Corporation's information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, "IT Systems and Data") and (i) the Corporation has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Corporation is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Corporation has implemented backup and disaster recovery technology consistent with industry standards and practices.

Section 9 Representations, Warranties and Covenants of the Underwriter

(1) The Underwriter hereby represents and warrants to the Corporation that:

(a) it (or an affiliate) is, and will remain so, until the completion of the Offering, appropriately registered under Applicable Securities Laws so as to permit it to lawfully fulfill its obligations hereunder;

(b) it has good and sufficient right and authority to enter into this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein; and

(c) other than the Marketing Documents, it has not provided any other marketing materials or Testing-the-Waters Communication to any potential investors in connection with the Offering.

(2) The Underwriter hereby covenants and agrees with the Corporation to the following:

(a) Compliance with Securities Laws.  The Underwriter will comply with Applicable Securities Laws in connection with the offer and sale and distribution of the Offered Units, Additional Shares and Additional Warrants.

(b) Subscription Agreement. Prior to any sale of Offered Units, Additional Shares or Additional Warrants solicited by the Underwriter, the Underwriter shall either (i) cause each such Purchaser to complete, execute and deliver a Subscription Agreement or (ii) represent and warrant to the Corporation that any such Purchaser that has not provided a Subscription Agreement is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the U.S. Securities Act), in each case with a pre-existing relationship with the Underwriter. At the time of each sale of Offered Units, Additional Shares or Additional Warrants solicited by the Underwriter, the Underwriter had reasonable grounds to believe and at each of the Closing Time and Option Closing Time, as applicable, will believe that each such Purchaser is a Qualified Purchaser. The Underwriter represents and warrants to the Corporation that the Underwriter reasonably believes that all sales of Offered Units, Additional Shares or Additional Warrants, as applicable, by a Selling Firm have been or will be made in compliance with Rule 251(d)(2)(i)(C) of Regulation A and acknowledges that the Corporation is relying on this Section 9(2)(b) for the purposes of Rule 251(d)(2)(i)(D) of Regulation A.

(c) Completion of Distribution.  The Underwriter will use its commercially reasonable efforts to complete the distribution of the Offered Units, Additional Shares and Additional Warrants as promptly as possible after the Closing Time, but in any event no later than seven (7) Business Days following the date of exercise of the entire Over-Allotment Option, if exercised.

(3) Cormark Securities (USA) Limited will not render any services under this Agreement in Canada.

Section 10 Indemnification

(1) The Corporation shall indemnify and save harmless the Underwriter and its subsidiaries and affiliates, and its present and former directors, officers, employees, unitholders, partners, agents, advisors and shareholders (collectively, the "Indemnified Parties" and individually an "Indemnified Party"), to the full extent lawful, from and against all losses (other than loss of profits), claims, fees, actions (including shareholder actions, derivative or otherwise), suits, proceedings, damages, obligations, liabilities (joint or several), costs and expenses (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations, losses or claims and the reasonable fees and expenses of the Indemnified Parties' counsel that may be incurred in advising with respect to or defending such claim or in enforcing this indemnity) or claim to which any Indemnified Party may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities, suits, proceedings, costs or actions arise out of or are based, directly or indirectly, upon the engagement of the Underwriter pursuant to this Agreement, the performance of professional services rendered to the Corporation by the Indemnified Parties or otherwise in connection with the matters referred to in this Agreement (collectively, "Losses"), including, whether performed before or after the execution of this Agreement by the Corporation. Notwithstanding the foregoing, if and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made shall determine that the Losses were primarily caused by the gross negligence, wilful misconduct or fraud of an Indemnified Party claiming indemnity, such Indemnified Party shall promptly reimburse to the Corporation any funds advanced to the Indemnified Party in respect of such Claim and the indemnity provided for in this Section 10 shall cease to apply to such Indemnified Party in respect of such Claim.

(2) If any claim contemplated by this Section 10 shall be asserted against any of the Indemnified Parties, or if any potential claim contemplated by this Section 10 shall come to the knowledge of any of the Indemnified Parties, the Indemnified Party concerned shall notify in writing the Corporation promptly of the nature and particulars of such claim (provided that any failure to so notify in respect of any potential claim shall affect the liability of the Corporation under this Section 10 only to the extent that any such delay in giving or failure to give notice prejudices the defence of such claim, results in the loss of substantive rights or defences in connection with such claim or results in any material increase in liability to the Corporation) and shall provide copies of all relevant documentation to the Corporation. The Corporation shall, subject as hereinafter provided, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any suit brought to enforce such claim; provided that the defence shall be through experienced and competent legal counsel selected by the Corporation and acceptable to the Indemnified Party, acting reasonably, and no settlement or admission of liability shall be made by the Corporation or the Indemnified Party without, in each case, the prior written consent of all the Indemnified Parties affected, such consent not to be unreasonably withheld or delayed. In the event that the Corporation wishes to participate in and assume the defence of a claim, it shall have 15 days after receipt of notice of such claim to notify the Indemnified Party thereof and retain counsel therefor, at which point, subject to the counsel being acceptable to the Indemnified Party, the Corporation shall not be liable to such Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with such defence. Notwithstanding the foregoing, an Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, subject to Section 10(6), unless:

(a) the employment of such counsel has been authorized by the Corporation;

(b) the Corporation has not assumed the defence thereof and employed counsel therefor within 15 days after receiving notice of such claim; or

(c) counsel retained by the Corporation or the Indemnified Party has advised the Indemnified Party in writing that representation of both parties by the same counsel would be inappropriate for any reason, including, without limitation, because there is a conflict of interest between the Corporation and the Indemnified Party or there may be legal defences available to the Indemnified Party which are different from or in addition to those available to the Corporation, or the subject matter of the claim may not fall within the indemnity set forth in this Section 10;

in each of cases (a), (b) or (c), the Corporation shall not have the right to assume the defence of such suit on behalf of the Indemnified Party, provided that the Corporation shall only be liable to pay the reasonable fees and disbursements of one firm of separate counsel (in addition to local counsel deemed necessary by the Indemnified Party or their counsel, acting reasonably) for all Indemnified Parties in any jurisdiction.  In no event shall the Corporation be required to pay the fees and disbursements of more than one set of counsel (in addition to local counsel deemed necessary by the Indemnified Party or their counsel, acting reasonably) for all Indemnified Parties in respect of any particular claim or set of claims in one jurisdiction. No settlement may be made by an Indemnified Party without the prior written consent of the Corporation, which consent will not be unreasonably withheld. In the event that the Corporation does not assume the defence of a claim hereunder, the Indemnified Parties will keep the Corporation advised of the progress thereof and will discuss all significant actions proposed with the Corporation. If the Corporation does assume the defence of a claim hereunder, the Corporation throughout the course thereof will provide copies of all relevant documentation to the Indemnified Party, will keep the Indemnified Party advised of the progress thereof and will discuss with the Indemnified Party all significant actions proposed.

(3) To the extent that any Indemnified Party is not a party to this Agreement, the Underwriter holds the right and benefit of this section in trust for and on behalf of such Indemnified Party.

(4) The Corporation shall not, without the prior written consent of the Indemnifying Parties, effect any settlement or compromise of, seek to terminate or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an Indemnified Party hereunder unless such settlement, termination, compromise or judgment (i) includes an unconditional release of the Indemnified Parties from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability, negligence, misconduct, liability, responsibility or any failure to act, by or on behalf of any Indemnified Party.

(5) The Corporation waives any right that it may have of first requiring and Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim for payment from any other person before claiming under the indemnity provided by this Section 10.

(6) In the event that any legal proceeding shall be brought against the Corporation and/or any Indemnified Party by any governmental authority or stock exchange, or if such authority or exchange shall investigate the Corporation and/or any Indemnified Party and such Indemnified Party shall be required to testify in connection therewith, or shall be required to respond to procedures designed to discover information regarding, in connection with or by reason of this Agreement, such Indemnified Party shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable out-of-pocket costs and expenses incurred by such Indemnified Party and its personnel in connection therewith shall be paid by the Corporation as they occur, provided that the Corporation shall not be responsible for the fees or expenses of more than one legal firm in any single jurisdiction for all of the Indemnified Parties. In addition, the Corporation shall reimburse the Underwriter for the time spent by its personnel in connection therewith at their normal per diem rates.

(7) The rights of indemnification provided in this Section 10 shall be in addition to and not in derogation of any other liability which the Corporation may otherwise have to the Underwriter or any other Indemnified Party, and shall extend, mutatis mutandis, to the Indemnified Parties and the rights of indemnification provided in this Section 10 shall be binding upon and enure to the benefit of any successors, permitted assigns, heirs and personal representatives of the Corporation, the Underwriter and any other Indemnified Party.

Section 11 Contribution

(1) In order to provide for just and equitable contribution in circumstances in which the indemnity provided in Section 10 hereof would otherwise be available in accordance with its terms but is, for any reason not solely attributable to any one or more of the Indemnified Parties, held to be unavailable to or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms, or is insufficient to hold any Indemnified Party harmless other than in accordance with its terms), the Underwriter and the Corporation shall contribute to the aggregate of all Losses (other than losses of profits or consequential damages) of the nature contemplated in Section 10 hereof and suffered or incurred by the Indemnified Parties in proportions as is appropriate to reflect: (i) as between the Corporation and the Underwriter, the relative benefits received by the Underwriter, on the one hand (being the Underwriting Fee), and the relative benefits received by the Corporation, on the other hand (being the net proceeds of the Offering, before expenses) from the Offering; (ii) as between the Corporation and the Underwriter, the relative fault of the Corporation, on the one hand, and the Underwriter, on the other hand and (iii) any other relevant equitable considerations; provided that the Underwriter shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Fee or any portion thereof actually received. However, no party who has been determined by a court of competent jurisdiction in a final, non-appealable judgement to have engaged in any fraud, willful misconduct or gross negligence shall be entitled to claim contribution from any person who has not been so determined to have engaged in such fraud, gross negligence or wilful misconduct.

(2) The rights to contribution provided in this Section 11 shall be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law, Section 11(1) of this Section 11 shall apply, mutatis mutandis, in respect of such other right and the rights of contribution shall be binding upon and enure to the benefit of any successors, permitted assigns, heirs and personal representatives of the Corporation, the Underwriter and any other Indemnified Party.

(3) Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this section, notify such party from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this Agreement unless such notice has been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this Section 11, except to the extent such party is materially prejudiced by the failure to receive such notice. The right to contribution provided in this Section 11 shall be in addition to, and not in derogation of, any other right to contribution that the Underwriter or the Corporation may have by statute or otherwise by law.

Section 12 Covenants of the Corporation

(1) The Corporation covenants and agrees with the Underwriter that:

(a) the Corporation will advise the Underwriter, promptly after receiving notice thereof, of the time when each Offering Document has been filed and when the Final Offering Circular becomes qualified, and will provide evidence satisfactory to the Underwriter of each such filing;

(b) between the date hereof and the date of completion of the Distribution of the Offered Units, Additional Shares or Additional Warrants, the Corporation will advise the Underwriter, promptly after receiving notice or obtaining knowledge thereof, of:

(i) the issuance by any Canadian Securities Commission or the SEC of any order suspending or preventing the use of any of the Offering Documents, including without limitation the issuance by the SEC of any stop order suspending the qualification of the Offering Statement, or, to the knowledge of the Corporation, the threatening of any such order;

(ii) the issuance by any Canadian Securities Commission, the SEC or the TSXV of any order having the effect of ceasing or suspending the Distribution of the Offered Units, Additional Shares, the Additional Warrants or the Broker Warrants or the trading in any securities of the Corporation, or of the institution or, to the knowledge of the Corporation, threatening of any proceeding for any such purpose; or

(iii) any requests made by any Canadian Securities Commission or the SEC for amending or supplementing any of the Offering Documents or for additional information;

and the Corporation will use its best efforts to prevent the issuance of any order referred to in subparagraph (b)(i) above or subparagraph (b)(ii) above and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible time;

(c) if, after the Qualification Date, it is necessary for a post-qualification amendment to the Offering Statement to be qualified before the offering of the Offered Units, Additional Shares, Additional Warrants or Broker Warrants may commence or continue, the Corporation will use its best efforts to cause such post qualification amendment to become qualified as soon as possible and will advise the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing, when such post-qualification amendment has become qualified;

(d) the Corporation will use its best efforts to obtain the conditional listing of the Unit Shares, the Warrant Shares and the Broker Warrant Shares on the TSXV by the Closing Time, subject only to the official notice of issuance;

(e) the Corporation will furnish such information as may be required and otherwise to cooperate in qualifying the Offered Units, Additional Shares or Additional Warrants for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Underwriter may designate and to maintain such qualifications in effect as long as requested by the Underwriter for the distribution of the Offered Units, Additional Shares or Additional Warrants, provided that the Corporation shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered Units, Additional Shares or Additional Warrants);

(f) the Corporation will file such reports as may be required to be filed under Regulation A, in accordance with the requirements of Regulation A, for such time periods as specified in Regulation A, including, without limitation, those required to be filed pursuant to Rule 251(d)(3)(i)(F) of Regulation A in connection with the issuance of the Warrant Shares upon exercise of the Unit Warrants;

(g) the Corporation will furnish to the Underwriter for a period of two years from the date of this Agreement except to the extent such information is accessible at http://www.sec.gov or on www.sedar.com or the Corporation's public website (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of Common Shares and (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Corporation with the SEC, FINRA or any securities exchange; and

(h) the Corporation will use the net proceeds from the Offering as described in the Canadian Prospectus Supplement, the Final Offering Circular and the Pricing Disclosure Package.

(2) Prior to the completion of the Distribution of the Offered Units, Additional Shares or Additional Warrants, the Corporation will file all documents required to be filed with or furnished to the Canadian Securities Commissions and the SEC pursuant to Applicable Securities Laws.

(3) The Corporation will promptly notify the Underwriter if the Corporation ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Units, Additional Shares or Additional Warrants within the meaning of the U.S. Securities Act and (ii) completion of the 90-day restricted period referred to in Section 12(4) hereof.

(4) Except as contemplated by this Agreement, the Corporation will not, without the prior written consent of the Underwriter (not to be unreasonably withheld or delayed), directly or indirectly issue, offer, sell, contract to sell, grant any option, right or warrant to purchase, any Common Shares or securities or other financial instruments convertible into or having the right to acquire Common Shares or disclose to the public any intention to do so, during the period from the date hereof and ending 90 days following the Closing Date; provided that, notwithstanding the foregoing, the Corporation may (i) issue Common Shares or securities convertible into or exchangeable for Common Shares pursuant to any equity incentive plan, stock ownership or purchase plan, dividend reinvestment plan or other equity or share based compensation plan in effect on the date hereof, (ii) issue Common Shares issuable upon the conversion, exchange or exercise of convertible or exchangeable securities or the exercise of warrants or options outstanding on the date hereof, (iii) issue securities of the Corporation in connection with any arm's length property acquisition transaction or other corporate acquisition and (iv) issue Common Shares in accordance with, and pursuant to the terms of, the Waterton LOI.

(5) The Corporation will use its best efforts to procure lock-up agreements, substantially in the form attached hereto as Schedule "D", prior to or concurrently with the Closing Time.

Section 13 All Terms to be Conditions

The Corporation agrees that the conditions contained in this Agreement will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Corporation. Any breach or failure to comply with any of the material conditions set out in this Agreement shall entitle the Underwriter to terminate its obligation to purchase the Offered Units, by written notice to that effect given to the Corporation at or prior to the Closing Time or the Option Closing Time, as applicable. It is understood that the Underwriter may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Underwriter in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriter any such waiver or extension must be in writing and signed by the Underwriter.

Section 14 Termination by Underwriter

(1) The Underwriter shall also be entitled to terminate its obligation to purchase the Offered Units by written notice to that effect to the Corporation at or prior to the Closing Time or the Option Closing Time, as applicable, if:

(a) there shall have occurred any material change or change in any material fact, or there shall be discovered any previously undisclosed material change or material fact in relation to the Corporation which was required to be disclosed in the Offering Documents (including any amendment thereto) which, in the reasonable opinion of the Underwriter, has or would reasonably be expected to have a significant adverse effect on the market price or value of the Common Shares;

(b) any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened in relation to the Corporation or any one of the officers or directors of the Corporation or any of its principal shareholders where a material wrong-doing is alleged, or any order is made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the TSXV or any securities regulatory authority involving a finding of wrong-doing, that, in either case, significantly and adversely affects or would reasonably be expected to significantly and seriously adversely affect the business, operations or affairs of the Corporation and the Subsidiaries, taken as a whole, or the market price or value of the securities of the Corporation;

(c) any order, action or proceeding which cease trades or otherwise operates to prevent or restrict the trading of the Common Shares or any other securities of the Corporation is made or threatened by a securities regulatory authority;

(d) there should develop, occur or come into effect or existence any event, action, state, condition (including without limitation, terrorism, disease, plague, pandemic or accident) or major financial occurrence of national or international consequence or a new law or regulation, or a change to a law or regulation, which in the sole opinion of the Underwriter significantly and adversely affects or would reasonably be expected to significantly and seriously adversely affect the financial markets or the business, operations or affairs of the Corporation and the Subsidiaries, taken as a whole, or the market price or value of the securities of the Corporation;

(e) the Corporation is in breach of any material term, condition or covenant of this Agreement that cannot be cured prior to the Closing or any material representation or warranty given by the Corporation in this Agreement is or becomes false and cannot be cured prior to Closing; or

(f) the state of the financial markets in Canada, the United States or elsewhere where the Underwriter plans to market the Offerred Units, Additional Shares or Additional Warrants is such that, in the reasonable opinion of the Underwriter, the Offered Units, Additional Shares or Additional Warrants cannot be marketed profitably.

(2) If this Agreement is terminated by any of the Underwriter pursuant to Section 13(1), there shall be no further liability on the part of such Underwriter or of the Corporation to such Underwriter, except in respect of any liability which may have arisen or may thereafter arise under Section 10, Section 11 and Section 18.

(3) The right of the Underwriter to terminate its respective obligations under this Agreement is in addition to such other remedies as they may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement.

Section 15 Closing

The closing of the purchase and sale of the Initial Units herein provided for shall be completed at 8:00 a.m. (E.S.T.) on September 29, 2020, or such other date and/or time as may be agreed upon in writing by the Corporation and the Underwriter, but in any event not later than November 4, 2020 (respectively, the "Closing Time" and the "Closing Date"), at the offices of Cassels Brock & Blackwell LLP.

Section 16 Conditions of Closing and Option Closing

(1) The obligations of the Underwriter under this Agreement is subject to the accuracy of the representations and warranties of the Corporation contained in this Agreement both as of the date of this Agreement, the Closing Time and the Option Closing Time, the performance by the Corporation of its obligations under this Agreement and receipt by the Underwriter, at the Closing Time or Option Closing Time, as applicable, of:

(a) a favourable legal opinion, addressed to the Underwriter and dated the Closing Date and any Option Closing Date, as applicable, from Parr Brown Gee & Loveless as to the Corporation's right to and ownership of the Material Properties, subject to customary limitations, assumptions and qualifications, and in form and substance satisfactory to the Underwriter;

(b) a favourable legal opinion, addressed to the Underwriter and dated the Closing Date and any Option Closing Date, as applicable, from Dorsey & Whitney LLP, the Corporation's U.S. counsel, as to matters of Nevada law, such matters to be as set out in the attached Schedule "A";

(c) a favourable legal opinion, addressed to the Underwriter and dated the Closing Date and any Option Closing Date, as applicable, from Cassels Brock & Blackwell LLP, the Corporation's Canadian counsel, as to matters of Canadian federal and provincial law (who may rely on the opinions of local counsel acceptable to them and to the Underwriter's counsel as to matters governed by the laws of jurisdictions in Canada other than the Provinces of British Columbia, Ontario and Alberta), such matters to be as set out in the attached Schedule "B", subject to customary limitations, assumptions and qualifications, and in form and substance satisfactory to the Underwriter;

(d) a favourable legal opinion and negative assurance letter, addressed to the Underwriter and dated the Closing Date and any Option Closing Date, as applicable, from Dorsey & Whitney LLP, the Corporation's U.S. counsel, to the effect set forth in Schedule "C", subject to customary limitations, assumptions and qualifications, and in form and substance satisfactory to the Underwriter;

(e) a favourable legal opinion, addressed to the Underwriter and dated the Closing Date and Option Closing Date, as applicable, from the Corporation's counsel, regarding the Material Subsidiary, with respect to the following: (i) the incorporation and existence of the Material Subsidiary under the laws of its jurisdiction of incorporation, (ii) as to the registered ownership of the issued and outstanding units of the Material Subsidiary and (iii) that the Material Subsidiary has all requisite corporate power under the laws of its jurisdiction of incorporation to carry on business and own its properties, subject to customary limitations, assumptions and qualifications, and in form and substance satisfactory to the Underwriter;

(f) certificates or evidence of issuance and registration representing, in the aggregate, the Initial Unit Shares and the Initial Warrants (and the Additional Shares, \ and/or Additional Warrants, if applicable) in the name of the Depository (such as DTC's nominee Cede & Co. or through direct or indirect participants, including CDS or its nominee) or in such other name(s) as the Underwriter shall have directed;

(g) certificates or evidence of issuance and registration on a non-certificated basis under a Direct Registration System maintained by the Warrant Agent (such as Computershare's Quickcert system), representing, in the aggregate, the Initial Unit Warrants (and the Additional Warrants, if applicable) or alternatively, in the name of the Depository (such as DTC's nominee Cede & Co. or through direct or indirect participants, including CDS or its nominee) or in such other name(s) as the Underwriter shall have directed;

(h) the auditor's comfort letter, addressed to the Underwriter and dated the Closing Date and any Option Closing Date, as applicable, updating the comfort letter referred to in Section 6(4) above with such changes as may be necessary from the comfort letter delivered previously to bring the information therein forward to a date which is within two Business Days of the Closing Date or Option Closing Date, as applicable;

(i) the Underwriting Fee paid in accordance with the eighth paragraph of this Agreement;

(j) Broker Warrant Certificates evidencing the Broker Warrants issuable to the Underwriter on the Closing Date, registered as directed by the Underwriter;

(k) evidence satisfactory to the Underwriter that the Unit Shares, the Warrant Shares and the Broker Warrant Shares shall have been conditionally approved for listing on the TSXV, subject only to the official notice of issuance;

(l) evidence satisfactory to the Underwriter that the Corporation is a "reporting issuer" or its equivalent under the securities laws of each of the qualifying jurisdictions;

(m) a certificate, dated the Closing Date and any Option Closing Date, as applicable, and signed on behalf of the Corporation, but without personal liability, by the Chief Executive Officer and by the Chief Financial Officer of the Corporation, or such other officers of the Corporation as may be reasonably acceptable to the Underwriter, certifying that: (i) the Corporation has complied with all covenants and satisfied all terms and conditions hereof to be complied with and satisfied by the Corporation at or prior to the Closing Time or the Option Closing Time, as applicable; (ii) all the representations and warranties of the Corporation contained herein are true and correct as of the Closing Time or the Option Closing Time, as applicable with the same force and effect as if made at and as of the Closing Time or the Option Closing Time, as applicable, after giving effect to the transactions contemplated hereby; (iii) there has been no material change relating to the Corporation and its Subsidiaries, on a consolidated basis, since the date hereof which has not been disclosed in the Offering Documents, and with respect to which the requisite material change statement or report has not been filed and no such disclosure has been made on a confidential basis; and (iv) to the best of the knowledge, information and belief of the persons signing such certificate, after having made reasonable inquiries, no order, ruling or determination having the effect of ceasing or suspending trading in the Common Shares or any other securities of the Corporation has been issued and no proceedings for such purpose are pending or are contemplated or threatened;

(n) at the Closing Time and any Option Closing Time, as applicable, certificates dated the Closing Date and any Option Closing Date, as applicable, signed on behalf of the Corporation, but without personal liability, by the Chief Executive Officer of the Corporation or another officer acceptable to the Underwriter, acting reasonably, in form and content satisfactory to the Underwriter, acting reasonably, with respect to: the constating documents of the Corporation; the resolutions of the directors of the Corporation relevant to the Offering (including the allotment, issue (or reservation for issue, as applicable) and sale of the Offered Securities and the Broker Securities; the grant of the Over-Allotment Option; the authorization of this Agreement, the Warrant Indenture and the Broker Warrant Certificates; the listing of the Unit Shares, the Warrant Shares and the Broker Warrant Shares on the TSXV; and the transactions contemplated by this Agreement); and the incumbency and signatures of signing officers of the Corporation;

(o) at the Closing Time or Option Closing Time, as applicable, a certificate of status (or equivalent) for the Corporation and each of the Subsidiaries dated within one (1) Business Day (or such earlier or later date as the Underwriter may accept) prior to the Closing Date;

(p) evidence satisfactory to the Underwriter that FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements of the Offering;

(q) evidence satisfactory to the Underwriter that the Corporation has complied with the provisions of the Governance and Investor Rights Agreement and the Investor Rights Agreement in respect of the participation rights and top-up rights provided for therein;

(r) evidence satisfactory to the Underwriter that the Corporation has complied with the provisions of the Waterton LOI in regards to the Corporation's completion of the Offering;

(s) evidence satisfactory to the Underwriter that the Warrant Indenture has been entered into by the Corporation and the Warrant Agent;

(t) such other documents as the Underwriter or counsel to the Underwriter may reasonably require; and all proceedings taken by the Corporation in connection with the issuance and sale of the Offered Securities and the Broker Securities shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

Section 17 Over-Allotment Option

(1) The Over-Allotment Option may be exercised by the Underwriter at any time, in whole or in part, by delivering notice to the Corporation not later than 5:00 p.m. (eastern time) on the 30th day after the Closing Date, which notice will specify the number of Additional Units, Additional Shares and/or Additional Warrants to be purchased by the Underwriter and the date (the "Option Closing Date") and time (the "Option Closing Time") on and at which such Additional Units, Additional Shares and/or Additional Warrants are to be purchased. Such Option Closing Date may be the same as (but not earlier than) the Closing Date and will not be earlier than three Business Days nor later than five Business Days after the date of delivery of such notice (except to the extent a shorter or longer period shall be agreed to by the Corporation). Subject to the terms of this Agreement, upon the Underwriter furnishing this notice, the Underwriter will be committed to purchase and the Corporation will be committed to issue and sell in accordance with and subject to the provisions of this Agreement, the number of Additional Units, Additional Shares and/or Additional Warrants indicated in the notice. Additional Units, Additional Shares and/or Additional Warrants may be purchased by the Underwriter only for the purpose of satisfying over-allotments made in connection with the Offering or for market stabilization purposes.

(2) In the event that the Over-Allotment Option is exercised in accordance with its terms, the closing of the issuance and sale of that number of Additional Units, Additional Shares and/or Additional Warrants in respect of which the Underwriter is exercising the Over-Allotment Option shall take place at the Option Closing Time at the offices of Cassels Brock & Blackwell LLP or at such other place as may be agreed to by the Underwriter and the Corporation.

(3) At the Option Closing Time, the Corporation shall issue to the Underwriter certificates or evidence of issuance and registration representing that number of Additional Units, Additional Shares and/or Additional Warrants in respect of which the Underwriter is exercising the Over-Allotment Option in the name of DTC's nominee Cede & Co., or through direct or indirect participants, including CDS or its nominee or in such other name(s) as the Underwriter shall have directed against payment of $0.20 per Additional Unit, $0.195 per Additional Share and/or $0.01 per Additional Warrant, by wire transfer or certified cheque payable to the Corporation or as otherwise directed by the Corporation.

(4) Concurrently with the deliveries and payment under paragraph (3), the Corporation shall pay the Underwriting Fee applicable to the Additional Units, Additional Shares and/or Additional Warrants and deliver Broker Warrant Certificates evidencing the Broker Warrants issuable in respect of the Additional Units, Additional Shares and/or Additional Warrants in the manner provided in the eight paragraph of this Agreement against delivery of a receipt for that payment.

(5) The obligation of the Underwriter to make any payment or delivery contemplated by this Section 17 is subject to the conditions set forth in Section 16.

Section 18 Expenses

The Corporation will pay all expenses and fees in connection with the Offering, including, without limitation: (i) all expenses of or incidental to the creation, issue, sale or distribution of the Offered Securities, the Broker Securities and the filing of the Offering Documents; (ii) the reasonable fees and expenses of the Corporation's legal counsel; (iii) all costs incurred in connection with the preparation of documentation relating to the Offering; and (iv) the actual and accountable reasonable out-of-pocket expenses of the Underwriter and actual and accountable fees and disbursements of the Underwriter's legal counsel (to a maximum of $100,000 in respect of the Underwriter's Canadian counsel fees and US$50,000 in respect of the Underwriter's legal counsel fees), in compliance with FINRA Rule 5110(g)(5)(A) (collectively, the "Underwriter's Expenses"). All actual and accountable fees and expenses incurred by the Underwriter, or on their behalf, shall be payable by the Corporation immediately upon receiving an invoice therefor from the Underwriter and shall be payable whether or not an offering is completed. At the option of the Underwriter, such fees and expenses may be deducted from the gross proceeds otherwise payable to the Corporation on the closing of the Offering.  Regardless of whether the transactions contemplated herein are completed or not, the Corporation will pay the Underwriter's Expenses, as described in this Section 18.

Section 19 No Advisory or Fiduciary Relationship

The Corporation acknowledges and agrees that (a) the purchase and sale of the Offered Units and any Additional Shares or Additional Warrants pursuant to this Agreement, including the determination of the Offering Price of the Offered Units and any related discounts and commissions, is an arm's-length commercial transaction between the Corporation, on the one hand, and the Underwriter, on the other hand, (b) in connection with the Offering and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Corporation or its shareholders, creditors, employees or any other party, (c) the Underwriter has not assumed and will not assume an advisory or fiduciary responsibility in favour of the Corporation with respect to the Offering or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Corporation on other matters) and the Underwriter does not have any obligation to the Corporation with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriter and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Corporation, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Corporation has consulted its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

Section 20 Notices

Any notice to be given hereunder shall be in writing and may be given by facsimile or by hand delivery and shall, in the case of notice to the Corporation, be addressed and faxed or delivered to:

Contact Gold Corp.

Suite 1050, 400 Burrard Street

Vancouver, BC  V6C 3A6

Canada

Attention:   Matthew Lennox-King

Email: info@contactgold.com

with a copy to (such copy not to constitute notice):

Cassels Brock & Blackwell LLP

Suite 2100, Scotia Plaza

40 King Street West

Toronto ON  M5H 3C2
Canada

Attention:  Jay Goldman

Fax No.:   (416) 644 9337

Dorsey & Whitney LLP

1400 Wewetta Street, Suite 400

Denver, CO 80202

Attention:  Kenneth Sam

Fax No.:   (303) 629-3445

and in the case of the Underwriter, be addressed and faxed or delivered to:

Cormark Securities Inc.

Cormark Securities (USA) Limited

Suite 1800 - 200 Bay Street
Toronto, Ontario M5J 2J2
Attention:  Paul Nieznalski
Fax No.: (416) 943-6499

with a copy to (such copy not to constitute notice):

Blake, Cassels & Graydon LLP
Suite 2600, Three Bentall Centre

595 Burrard Street, P.O. Box 49314

Vancouver, British Columbia V7X 1L3

Attention:  Kathleen Keilty
Fax No.:  (604) 631-3309

The Corporation and the Underwriter may change their respective addresses for notice by notice given in the manner referred to above.

Section 21 Survival

The representations, warranties, obligations and agreements of the Corporation and of the Underwriter contained herein or delivered pursuant to this Agreement shall survive the purchase by the Underwriter of the Offered Units and shall continue in full force and effect for a period of three years notwithstanding any subsequent disposition by the Underwriter of the Offered Units, Additional Shares or Additional Warrants and the Underwriter shall be entitled to rely on the representations and warranties of the Corporation contained in or delivered pursuant to this Agreement notwithstanding any investigation which the Underwriter may undertake or which may be undertaken on the Underwriter's behalf.

Section 22 Market Stabilization

 In connection with the distribution of the Offered Units, the Additional Shares or the Additional Warrants, the Underwriter may effect transactions which stabilize or maintain the market price of the securities of the Corporation at levels other than those which might otherwise prevail in the open market, but in each case as permitted by Applicable Securities Laws. Such stabilizing transactions, if any, may be discontinued by the Underwriter at any time.

Section 23 Entire Agreement

Any and all previous agreements with respect to the purchase and sale of the Offered Units, the Additional Shares or the Additional Warrants, whether written or oral, are terminated and this Agreement constitutes the entire agreement between the Corporation and the Underwriter with respect to the purchase and sale of the Offered Units, the Additional Shares or the Additional Warrants.

Section 24 Governing Law

This Agreement shall be governed by and construed in accordance with the laws in force in the Province of British Columbia and the federal laws of Canada applicable therein.

Section 25 Time of the Essence

Time shall be of the essence of this Agreement. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding and is agreed to by you, will you please confirm your acceptance by signing the enclosed copies of this letter at the place indicated and returning the same to us on or before September 23, 2020.

Yours truly,

CORMARK SECURITIES INC.
By:	(signed) “Paul Nieznalski”
Name: Paul Nieznalski
Title: Director, Equity Capital Markets

CORMARK SECURITIES (USA) LIMITED
By:	(signed) “Julie Eisenstat”
Name: Julie Eisenstat
Title: Chief Compliance Officer

S-1

The foregoing is in accordance with our understanding and is accepted by us.

CONTACT GOLD CORP.
By:	(signed) "Matthew Lennox-King"
Name: Matthew Lennox-King
Title: President, Chief Executive Officer and Director

By:	(signed) "John Wenger"
Name: John Wenger
Title: Chief Financial Officer and Corporate Secretary

S-2

SCHEDULE "A"

MATTERS TO BE ADDRESSED IN THE CORPORATION'S

NEVADA COUNSEL OPINION

(a) Based solely on the Good Standing Certificate, the Corporation is a validly existing corporation and in good standing in Nevada.

(b) The Corporation has all necessary corporate power and capacity to carry on its business as now conducted and to own, lease and operate its property and assets and the Corporation has the requisite corporate power and capacity to execute and deliver the Underwriting Agreement and to carry out the transactions contemplated thereby.

(c) The Corporation has all necessary corporate power and capacity: (i) to issue and sell the Offered Units, the Additional Shares and the Additional Warrants; (ii) to issue and sell the Broker Warrants; and (ii) to grant the Over-Allotment Option.

(d) All necessary corporate action has been taken by Corporation to (i) authorize the execution and delivery of the Underwriting Agreement and the performance by the Corporation of its obligations thereunder, (ii) to authorize the issuance, sale and delivery of the Offered Units, the Additional Shares, the Additional Warrants and the Broker Warrants, (iii) to allot and reserve for issuance, upon the due exercise of the Unit Warrants, the  and the Broker Warrants, including full payment of the exercise therefor, the Common Shares issuable upon such exercise as validly issued, fully paid and non-assessable Common Shares and (iv) and the grant of the Over-Allotment Option.

(e) The Unit Shares and the Additional Shares have been duly authorized and validly issued as fully-paid and non-assessable common stock in the capital of the Corporation upon full payment therefor and the issue thereof.

(f) The delivery of the Unit Shares, the Unit Warrants and any Additional Shares or Additional Warrants in electronic form does not conflict with the laws of Nevada or the incorporation documents of the Corporation.

(g) All necessary corporate action has been taken by the Corporation to authorize the execution and delivery of (a) each of the Offering Statement, the Preliminary Offering Circular, as amended, the Final Offering Circular, any supplementary material and any marketing documents and the filing thereof with the Commissions and (b) each of the preliminary based shelf prospectus of the Corporation dated September 28, 2018, the final base shelf prospectus of the Corporation dated October 24, 2018, the preliminary prospectus supplement of the Corporation dated August 6, 2020, the amended and restated preliminary prospectus supplements of the Corporation dated August 10, 2020, August 31, 2020 and September 22, 2020, the final prospectus supplement of the Corporation dated September 23, 2020, and any supplementary material and any marketing documents and the filing thereof with the Canadian Securities Commissions.

(h) The Underwriting Agreement has been duly executed and delivered by the Corporation.

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(i) The execution and delivery of the Underwriting Agreement, the fulfillment of the terms thereof by the Corporation, the offering, issuance, sale and delivery of the Offered Units, the Broker Warrants and any Additional Shares or Additional Warrants, the reservation for issuance of the Common Shares issuable upon the due exercise of the Unit Warrants and the Broker Warrants and the grant of the Over-Allotment Option do not and will not conflict with any of the terms, conditions or provisions of the incorporation documents of the Corporation, any resolutions of the shareholders or directors (or any committee thereof) of the Corporation or Chapter 78 of the Nevada Revised Statutes.

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SCHEDULE "B"

MATTERS TO BE ADDRESSED IN THE CORPORATION'S

CANADIAN COUNSEL OPINION

(a) the Corporation is a "reporting issuer", or its equivalent, in each of the Qualifying Jurisdictions and it is not listed as in default of any requirement of the Applicable Securities Laws in any of the Qualifying Jurisdictions;

(b) this Agreement constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, subject to customary limitations and qualifications including, but not limited to, bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to the qualification that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that enforcement of rights to indemnity, contribution and waiver of contribution set out in this Agreement may be limited by applicable law;

(c) all necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits and consents of the appropriate regulatory authority in each Qualifying Jurisdiction have been obtained to qualify the distribution of the Offered Units, the Additional Shares, the Additional Warrants and the Broker Warrants in each of the Qualifying Jurisdictions through persons who are registered under Applicable Securities Laws and who have complied with the relevant provisions of such applicable laws;

(d)  the issuance by the Corporation of the (i) Warrant Shares upon the due exercise of the Unit Warrants and (ii) Broker Shares upon the due exercise of the Broker Warrants, is exempt from, or is not subject to, the prospectus requirements of Applicable Securities Laws of the Qualifying Jurisdictions and no prospectus or other documents are required to be filed, proceedings taken or approvals, permits, consents or authorizations obtained under Applicable Securities Laws of the Qualifying Jurisdictions in connection therewith;

(d) subject only to the Standard Listing Conditions, the Unit Shares, the Warrant Shares and the Broker Warrant Shares have been conditionally listed or approved for listing on the TSXV; and

(e) subject to the qualifications contained therein as to the accuracy of the statements under the headings "Eligibility For Investment" and "Certain Canadian Federal Income Tax Considerations" in the Canadian Prospectus.

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SCHEDULE "C"

MATTERS TO BE ADDRESSED IN THE CORPORATION'S

U.S. COUNSEL OPINION

(1) The Offering Statement was qualified by the SEC on [●], 2020 under the U.S. Securities Act and the U.S. Securities Act Regulations; any required filing of each Rule 255(a) communication has been made in the manner and within the time period required by Regulation A; and no order suspending the exemption under Regulation A pursuant to Rule 258 under Regulation A has been issued and no proceeding for that purpose against the Corporation or in connection with the Offering is pending or, to our knowledge, threatened by the Commission.

(2) The Offering Statement, the Pricing Disclosure Package and the Final Offering Circular and each amendment or supplement to the Offering Statement, the Pricing Disclosure Package and the Final Offering Circular, as of their respective qualification or issue dates, appear on their face to be appropriately responsive in all material respects to the applicable requirements of the U.S. Securities Act and the U.S. Securities Act Regulations.

(3) The execution, delivery and performance by the Corporation of the Underwriting Agreement, the compliance by the Corporation with the terms thereof, and the consummation of the transactions contemplated by the Underwriting Agreement will not result in the violation of any applicable United States federal law, statute, rule or regulation, in each case which in such counsel's experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement (except that we express no opinion herein with respect to state securities laws, statutes, rules or regulations or the anti-fraud provisions of the securities laws of any applicable jurisdiction).

(4) No consent, approval, authorization, order, registration or qualification of or with any United States federal court, arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Corporation of the Underwriting Agreement, the compliance by the Corporation with the terms thereof, the issuance and sale of the Offered Units, the Additional Shares or the Additional Warrants being delivered on the Closing Date or the Option Closing Date, as the case may be, and the consummation of the transactions contemplated by the Underwriting Agreement, except for the qualification of the Offered Units, the Additional Shares and the Additional Warrants pursuant to Regulation A under the U.S. Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Offered Units, the Additional Shares or the Additional Warrants by the Underwriter or as may be required to be obtained from FINRA.

(5) Subject to the qualifications contained therein, the statements in the Offering Statement under the heading "Material U.S. Federal Income Tax Considerations For Non-U.S. Holders", insofar as such statements purport to summarize U.S. legal matters, fairly present, to the extent required by the U.S. Securities Act and the Regulations, in all material respects, such U.S. legal matters.

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(6) After giving effect to the application of the proceeds received by the Corporation from the offering and sale of the Offered Units and any Additional Shares or Additional Warrants as described in the Final Offering Circular, the Corporation will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended.

Subject to [qualifications], we confirm to you that, on the basis of the information that we gained in the course of performing the services referred to above, no facts have come to our attention that have caused us to believe that (1) the Offering Statement, as of the Qualification Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading; (2) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (3) the Final Offering Circular, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that, in connection with clauses (1), (2) and (3) above, we make no statement as to: (i) any financial statements (including notes thereto) or financial schedules or other financial data or accounting or statistical data; (ii) the information derived from any technical report of the Corporation related to any property of the Corporation (each, a "Technical Report"), or information attributed to, persons named as authors of any such Technical Report, including in or omitted from the Offering Statement, Pricing Disclosure Package or Final Offering Circular; (iii) any data, mineral reserve and resource and geological and other scientific or technical information attributable to persons named in the Offering Statement under the heading "Technical Information" or (iv) the title to any real property owned or leased by the Corporation.

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SCHEDULE "D"

FORM OF LOCK-UP AGREEMENT

[●]

To: Cormark Securities Inc. and Cormark Securities (USA) Ltd. (collectively, the "Underwriter")

Re: Contact Gold Corp. - Lock-Up Agreement

The undersigned, a director or officer of Contact Gold Corp. (the "Corporation"), understands that the Underwriter has entered into an underwriting agreement (the "Underwriting Agreement") with the Corporation providing for a public offering in Canada and the United States (the "Offering") of units of the Corporation comprised of one share of common stock, par value US$0.001 per share, of the Corporation (the "common shares") and one-half of one common share purchase warrant. The undersigned also acknowledges that the Underwriter has requested that the undersigned enter into this agreement as a condition of completion of the Offering and that, in consideration of the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by the undersigned, the undersigned has agreed to enter into this agreement (the "Lock-Up Agreement") in favour of the Underwriter.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

The undersigned represents and agrees that during the period beginning from the date hereof and ending 90 days from the closing date of the Offering (the "Lock-Up Period"), he, she or it shall not (and shall cause its affiliates not to) directly or indirectly, offer, sell, contract to sell, transfer, assign, pledge, grant any option to purchase, make any short sale or otherwise dispose of or monetize any common shares, or any options or warrants to purchase any common shares, or any securities convertible into, exchangeable for, or that represent the right to receive, common shares, now owned directly or indirectly by the undersigned, or under control or direction of the undersigned or with respect to which the undersigned has beneficial ownership as set out in Appendix "1" attached hereto (collectively, the "Undersigned's Securities"), or subsequently acquired, directly or indirectly by the undersigned, or under control or direction of the undersigned or with respect to which the undersigned acquires beneficial ownership (together with the Undersigned's Securities, the "Locked-up Securities") or enter into any swap, forward or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Locked-up Securities (regardless of whether any such arrangement is to be settled by the delivery of securities of the Corporation, securities of another person, cash or otherwise) or agree to do any of the foregoing or publicly announce any intention to do any of the foregoing.

Notwithstanding the foregoing, the undersigned may offer, sell, contract to sell, transfer, assign, pledge, grant an option to purchase, make any short sale or otherwise dispose of or monetize any of the Locked-up Securities, or enter into any swap, forward or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Locked-up Securities, whether directly or indirectly, or agree to do any of the foregoing or publicly announce any intention to do any of the foregoing during the Lock-Up Period:

1. with the prior written consent of the Underwriter, which consent will not be unreasonably withheld or delayed;

2. without the consent of the Underwriter, in order for the undersigned to sell, transfer or tender the Locked-up Securities (or any of them) to a bona fide take-over bid made to all holders of common shares of the Corporation or in connection with a merger, business combination, arrangement, consolidation, reorganization, restructuring or similar transaction (a "reorganization") involving the Corporation; provided, however, that in such case it shall be a condition of the sale, transfer or tender that if such take-over bid or reorganization is not completed during the Lock-Up Period, any Locked-up Securities subject to this Lock-Up Agreement shall remain subject to the restrictions herein;

3. without the consent of the Underwriter, where the undersigned exercises any options or warrants, or similar rights, provided that any underlying securities issued by the Corporation on such exercise remain part of the Locked-up Securities for purposes of this Lock-Up Agreement;

4. without the consent of the Underwriter, in order for the undersigned to sell any Locked-up Securities, the proceeds from the sale of which are used solely to participate in the Offering as part of the President's List; or

5. without the consent of the Underwriter, directly or indirectly, (A) pursuant to gifts and transfers by will or intestacy, (B) pursuant to transfers to (i) the undersigned's members, partners, affiliates, associates or immediate family or (ii) a trust or Registered Retirement Savings Plan or other entity, the beneficiaries of which are the undersigned and/or members of the undersigned's immediate family, or (C) pledges of the Locked-Up Securities as security for bona fide indebtedness of the undersigned; provided in each such case that, as a pre-condition to (A), (B) and (C) the donee, transferee or pledgee agrees in writing to be bound by the foregoing in the same manner as it applies to the undersigned. "Immediate family" shall mean spouse, lineal descendants, father, mother, brother or sister of the transferor and father, mother, brother or sister of the transferor's spouse.

The undersigned understands that the Corporation and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's legal representatives, successors, and assigns, and shall enure to the benefit of the Corporation, the Underwriter and their legal representatives, successors and assigns. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and the parties hereto hereby agree to attorn to the non-exclusive jurisdictions of the court of the Province of British Columbia in connection with any dispute or claim hereunder.

DATED this [●] day of [●], [●]

[NAME OF SHAREHOLDER]

Per:  ___________________________
Name:
Title:

Appendix "1" to the Lock-Up Agreement

UNDERSIGNED'S CURRENT SECURITY HOLDINGS OF
CONTACT GOLD CORP.

The undersigned hereby confirms that the undersigned owns, directly or indirectly, or has control or direction over the following securities of the Corporation:

Common Stock: _____________________

Warrants: _____________________

Options: _____________________

RSUs:                      _____________________

DSUs:                      _____________________

SCHEDULE "E"

PRICING DISCLOSURE PACKAGE INFORMATION

1. The following pricing terms:

(a) The Corporation is selling 67,500,000 Offered Units.

(b) The Corporation has granted an option to the Underwriter, to purchase up to an additional 10,125,000 Additional Units, and/or 10,125,000 Additional Shares and/or 5,062,500 Additional Warrants so long as the aggregate number of Additional Shares and Additional Warrants which may be issued pursuant to the Over-Allotment Option does not exceed 10,125,000 Additional Shares and 5,062,500 Additional Warrants.

(c) The public offering price per share for the Offered Units shall be $0.20.

2.   The Testing the Waters Communications listed in Schedule "F" to the Agreement

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SCHEDULE "F"

TESTING-THE-WATERS COMMUNICATIONS

1. The Canadian Final Base Shelf Prospectus

2. The Canadian Preliminary Prospectus Supplement

3. The Documents Incorporated by Reference

4. The Investor Presentation

5. The Term Sheet

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SCHEDULE "G"

SUBSCRIPTION AGREEMENT

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